Exhibit 2.1

AGREEMENt and plan of share exchange

between

community bank shares of indiana, inc.

and

First Financial service corporation

AGREEMENT and plan of Share exchange

THIS AGREEMENT AND PLAN OF SHARE EXCHANGE (the “Agreement”) is made and entered into as of the 21st day of April, 2014, by and among (i) first financial service corporation, a Kentucky corporation with its principal executive offices located at 2323 Ring Road, Elizabethtown, Kentucky 42701 (“FFKY”) and (ii) community bank shares of indiana, inc., an Indiana corporation with its principal executive offices located at 101 West Spring Street, New Albany, Indiana 47150 (“CBIN”).

PREAMBLE

The boards of directors of FFKY and CBIN have determined that the transactions contemplated herein are in the best interests of their respective shareholders and banking subsidiaries and have agreed to combine their businesses pursuant to the terms of this Agreement. This Agreement and the Plan of Share Exchange attached hereto and incorporated by reference at Exhibit A provide for the acquisition of FFKY by CBIN pursuant to a statutory share exchange. At the Effective Time, the outstanding shares of common stock of FFKY shall be converted into the right to receive CBIN Common Stock, all as described herein. The transactions described in this Agreement are subject to the approvals of the FRB, the Department and other applicable federal and state regulatory authorities, and the satisfaction of certain other conditions described in this Agreement.

NOW THEREFORE, in consideration of the premises and the mutual and dependent covenants and undertakings contained in this Agreement, and for other good and valuable consideration, the mutuality, receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

ARTICLE 1
definitions

1.1.         Certain Defined Terms. The words listed in this Article 1 when used and capitalized in this Agreement shall have the meanings set forth for each by this Article 1. Certain other capitalized terms when used in this Agreement shall have the meanings ascribed to them when first encountered elsewhere in this Agreement:

(a)          “Acquisition Proposal” shall mean any bona fide written proposal or offer from any Person relating to any (i) direct or indirect acquisition or purchase of a business that constitutes 50% or more of the net revenues, net income or the Assets of FFKY and its Subsidiaries, taken as a whole, (ii) direct or indirect acquisition or purchase of equity securities of FFKY or FFB representing 50% or more of the combined voting power of FFKY or, as applicable, FFB, (iii) any tender offer or exchange offer that if consummated would result in any Person beneficially owning equity securities of FFKY or FFB representing 50% or more of the combined voting power of FFKY or FFB or (iv) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving FFKY or FFB, other than the transactions contemplated by this Agreement.

(b)          “Additional Environmental Assessment” shall have the meaning assigned such term in Section 8.17(d) hereof.

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(c)          “Adverse Consequences” shall mean all Proceedings, charges, injunctions, Orders, damages, assessments, expenditures, outlays, awards, penalties, fines, costs, interest, amounts paid in settlement, liabilities, obligations, payments, taxes, liens, losses, reduction in value, loss of use, injuries, expenses and fees of whatever nature, including without limitation response, restoration, investigative, removal, remedial, monitoring or inspection costs and court costs and reasonable attorneys' fees and expenses.

(d)          “Affiliate” means, as applied to any Person, (i) any director, executive officer, or general partner of such Person, (ii) any other Person directly or indirectly controlling, controlled by or under common control with or by such Person or (iii) any other Person that directly or indirectly owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, ten percent (10%) or more of the equity capital of such Person; provided, however, that it is the intent of the parties that neither CBIN nor YCB shall be deemed or construed to be an Affiliate of FFKY or FFB and neither FFKY nor FFB shall be deemed or construed to be an Affiliate of CBIN or YCB. For purposes of this definition, “control” (including the terms “controlling,” “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.

(e)          “Affiliate Agreement” shall mean an agreement between CBIN and those directors and officers of FFKY and FFB identified on Disclosure Memorandum Schedule 1.1(e) in the form of Exhibit B attached hereto (for directors) and Exhibit C attached hereto (for officers).

(f)          “Agreement” shall mean this Agreement and Plan of Share Exchange and the Schedules, Exhibits and other certificates or documents delivered pursuant hereto.

(g)          “Assets” of a Person shall mean all of the assets, properties, businesses, and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise, wherever located.

(h)          “Bank Merger” shall mean a merger of FFB into YCB contemplated for consummation immediately following the Share Exchange and the Holding Company Merger.

(i)          “Bank Secrecy Act” shall have the meaning assigned such term in Section 5.29 hereof.

(j)          “BHC Act” shall mean the federal Bank Holding Company Act of 1956, as amended, 12 U.S.C. § 1841, et. seq.

(k)          “Book Value Shortfall Factor” shall mean the quotient obtained by dividing (i) the difference between $13,000,000 and the Consolidated Net Book Value by (ii) $22.33, if the Consolidated Net Book Value is less than $13,000,000. If the Consolidated Net Book Value is greater than $13,000,000, the Book Value Shortfall Factor shall be zero.

(l)          “CBIN” shall mean Community Bank Shares of Indiana, Inc., an Indiana corporation.

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(m)          “CBIN Common Stock” shall mean the common stock, $.10 par value per share, of CBIN.

(n)          “CBIN Preferred Stock” shall mean the Senior Non-Cumulative Perpetual Preferred Stock, Series B (SBLF Preferred Stock), of CBIN.

(o)          “CBIN Shareholders’ Meeting” shall mean the meeting of the shareholders of CBIN to be held pursuant to Section 8.1 hereof, including any adjournments thereof, for the approval by the shareholders of CBIN of the Share Exchange and Plan of Share Exchange.

(p)          “Certificates” shall have the meaning assigned such term in Section 4.1(b) hereof.

(q)          “Change in Control” shall mean (i) any merger, consolidation, share exchange or other reorganization or recapitalization to which a Party or any of its Subsidiaries is a party or subject, (ii) the sale, lease or exchange following the date of this Agreement out of the Ordinary Course (either in one (1) transaction or a series of transactions) of ten percent (10%) or more of the Assets of a Party or any of its Subsidiaries within a one (1) year period, (iii) the issuance of equity interests in a Party or any of its Subsidiaries following the date of this Agreement (either in one (1) transaction or a series of transactions) which increases by ten percent (10%) or more the equity of a Party or any of its Subsidiaries or (iv) the issuance of voting interests in a Party or any of its Subsidiaries following the date of this Agreement (either in one (1) transaction or a series of transactions) equal to ten percent (10%) or more of the voting interests of a Party or any of its Subsidiaries prior to such issuance.

(r)           “Closing” shall mean the consummation of the Contemplated Transactions and the satisfaction of all other conditions precedent thereto as set forth hereinafter.

(s)          “Closing Date” shall mean the date on which the Closing occurs.

(t)          “COBRA” shall have the meaning assigned such term in Section 5.18(c) hereof.

(u)          “Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor thereto and all rulings and regulations issued pursuant thereto or any successor thereto.

(v)         “Common Stock Consideration” shall mean the shares of CBIN Common Stock (and cash under Sections 4.1(d) and (e) hereof) into which shares of FFKY Common Stock are converted under the Share Exchange.

(w)          “Confidentiality Agreement” shall mean that confidentiality Letter of Agreement dated December 3, 2013 between FFKY and CBIN.

(x)          “Consent” shall mean any consent, approval, authorization, clearance, exemption, waiver or similar affirmation by any Person pursuant to any Contract, Law, Order or Governmental Authorization.

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(y)          “Consolidated Net Book Value” means the unaudited consolidated net common shareholders’ equity of FFKY (excluding all equity attributable to preferred stock) as of the Determination Date, determined in accordance with GAAP, but without giving effect to the after tax impact of any negative provision for loan and lease losses for the period between December 31, 2013 and the Determination Date, which provision would otherwise have the effect of decreasing the allowance for loan and lease losses; provided, however, any negative provision resulting from the (i) payoff of, or (ii) a Qualified Collateral Enhancement with respect to, a loan for which a specific allowance for loan and lease losses has been calculated as of December 31, 2013 and which specific allowance is set forth on Disclosure Memorandum Schedule 1.1(y), where the resolution creates a reduction of such specific calculated allowance in excess of the loss actually incurred on the loan, shall be reflected in the Consolidated Net Book Value.

(z)          “Contemplated Transactions” shall mean all of the transactions contemplated by this Agreement, including the Share Exchange, the Holding Company Merger and the Bank Merger.

(aa)         “Contract” shall mean any legally binding written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, order, permit, understanding or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its equity capital, assets or business.

(bb)         “CRA” shall have the meaning assigned such term in Section 5.25 hereof.

(cc)         “Criticized Assets” shall have the meaning assigned such term in Section 5.8(b) hereof.

(dd)         “D&O Agreement” shall mean an agreement in the form of that agreement in Disclosure Memorandum Schedule 1.1(dd).

(ee)         “Default” shall mean (i) any breach or violation of or default under any Contract, (ii) any occurrence or event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract or (iii) any occurrence or event that with or without the passage of time or the giving of notice would give rise to a right to terminate, revoke, modify, cancel, amend, change the current terms of, renegotiate, or to accelerate, increase or impose any liability under, any Contract.

(ff)         “Department” shall mean the Indiana Department of Financial Institutions.

(gg)         “Derivative Transactions” shall mean any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, prices, values, or other financial or nonfinancial assets, credit-related events or conditions or any indexes, or any other similar transaction or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.

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(hh)         “Determination Date” shall mean the tenth business day prior to the Closing Date.

(ii)         “Director Plan” shall have the meaning assigned such term in Section 5.3(b) hereof.

(jj)         “Director Restricted Stock” shall have the meaning assigned such term in Section 5. 3(b) hereof.

(kk)         “Disclosure Memorandum” shall mean the written informational document entitled “Disclosure Memorandum” delivered to CBIN by FFKY in connection with the execution and delivery of this Agreement.

(ll)         “Dissenting Shares” shall mean any shares of FFKY Common Stock with respect to which the record or beneficial holder has properly perfected the holder’s rights to dissent under Subtitle 13 of the KBCA.

(mm)         “EJF Shares” means the 14,791 shares of FFKY Preferred Stock held by EJF TARP Holdings, LLC, EJF Sidecar Fund, Series LLC – Series D, EJF Capital, LLC or any affiliate of EJF Capital, LLC, and any successors or assigns of the foregoing with respect to such shares.

(nn)         “Effective Time” shall have the meaning assigned such term in Section 2.3 hereof.

(oo)         “Encumbrance” shall mean any claim, lien, security interest (statutory or otherwise), other security arrangement, charge, equity, mortgage, pledge, community property interest, condition, equitable interest, option, right of first refusal, deed of trust, conditional sale agreement, default of title, hypothecation, reservation, right of way, title defect, title retention or encumbrance of any nature whatsoever.

(pp)         “Environment” means soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life and any other environmental medium or natural resource.

(qq)         “Environmental Consultant” shall have the meaning assigned such term in Section 8.17(a) hereof.

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(rr)         “Environmental Laws” means any Laws that require or relate to: (a) advising appropriate authorities, employees and the public of intended or actual releases of pollutants or Hazardous Materials, violations of discharge limits or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment; (b) preventing or reducing to acceptable levels the release of pollutants or Hazardous Materials into the Environment; (c) reducing the quantities, preventing the release or minimizing the hazardous characteristics of wastes that are generated; (d) assuring that chemical substances are designed, formulated, packaged and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of; (e) protecting environmental resources, species or ecological amenities; (f) reducing to acceptable levels the risks inherent in the transportation of Hazardous Materials or other potentially harmful substances; (g) cleaning up pollutants that have been released preventing the threat of release or paying the costs of such clean up or prevention; or (h) making responsible parties pay private parties, or groups of them, for damages done to the Environment, or permitting self-appointed representatives of the public interest to recover for environmental injuries done to public assets. “Environmental Laws” shall include, without limitation, the Comprehensive Environmental Response Compensation and Liability Act, as amended, §§42 U.S.C. 9601 et seq. (“CERCLA”) or any successor law, and regulations and rules issued pursuant thereto or any successor, and the Resource Conservation and Recovery Act, as amended §§ 42 U.S.C. 6901 et seq. (“RCRA”) or any successor law, and regulations and rules issued pursuant thereto or any successor and all similar state and local Laws.

(ss)         “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor thereto, and regulations and rules issued pursuant thereto or any successor thereto.

(tt)         “ERISA Affiliate” shall have the meaning assigned such term in Section 5.18(a) hereof.

(uu)         “Exchange Agent” shall mean Registrar and Transfer Company.

(vv)         “Exchange Fund” shall have the meaning assigned such term in Section 4.1(a) hereof.

(ww)         “Exchange Ratio” shall have the meaning assigned such term in Section 3.1(b) hereof.

(xx)        “Exhibits” shall mean the exhibits so marked and attached to this Agreement, which Exhibits are hereby incorporated herein by reference and made a part hereof.

(yy)         “FDIC” shall mean the Federal Deposit Insurance Corporation.

(zz)         “FFB” shall mean First Federal Savings Bank of Elizabethtown, a federal savings bank.

(aaa)        “FFB Common Stock” shall mean the common stock, no par value per share, of FFB.

(bbb)        “FFKY” shall mean First Financial Service Corporation, a Kentucky corporation.

(ccc)        “FFKY Adverse Recommendation Change” shall have the meaning assigned such term in Section 8.8(b) hereof.

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(ddd)        “FFKY Benefit Plans” shall have the meaning assigned such term in Section 5.18(a) hereof.

(eee)        “FFKY Common Stock” shall mean the common stock, $1.00 par value per share, of FFKY.

(fff)          “FFKY Common Stock Price” shall mean the product obtained by multiplying (i) the daily closing price of a share of CBIN Common Stock as reported on the NASDAQ-CM on the business day immediately preceding the Closing Date and (ii) the Exchange Ratio.

(ggg)       “FFKY ERISA Plan” shall mean any FFKY Benefit Plan which is an “employee pension benefit plan” as defined in Section 3(2) of ERISA.

(hhh)       “FFKY Exercisable Stock Options” shall mean all of the FFKY Stock Options which immediately prior to the Effective Time remain unexercised that, either by their express terms or by virtue of action on the part of the Board of Directors of FFKY accelerating the exercisability thereof, are at such time exercisable at an exercise price equal to or less than the FFKY Common Stock Price.

(iii)           “FFKY Expenses” shall have the meaning assigned such term in Section 11.1(c) hereof.

(jjj)           “FFKY Financial Statements” shall have the meaning assigned such term in Section 5.5 hereof.

(kkk)        “FFKY Preferred Stock” shall mean the Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $.01 per share, stated liquidation amount $1,000.00 per share, of FFKY.

(lll)           “FFKY Proxy Statement” shall mean the proxy statement used by FFKY to solicit the approval of its shareholders of the Share Exchange and Plan of Share Exchange.

(mmm)     “FFKY Regulatory Agreement” shall have the meaning assigned such term in Section 5.16 hereof.

(nnn)        “FFKY Shareholders’ Meeting” shall mean the meeting of the shareholders of FFKY to be held pursuant to Section 8.1 hereof, including any adjournment or adjournments thereof, for the approval by the shareholders of FFKY of the Share Exchange and Plan of Share Exchange.

(ooo)        “FFKY Stock Options” shall mean the outstanding stock options as of the Closing Date with respect to the purchase of FFKY Common Stock as described in Disclosure Memorandum Schedule 5.3.

(ppp)        “FFKY Stock Plans” shall mean any and all plans sponsored by FFKY under which options and other stock-based awards are granted.

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(qqq)        “FFKY Subsidiaries” shall mean the Subsidiaries of FFKY, which shall include the FFKY Subsidiaries described in Section 5.4 hereof and any other Person acquired as a Subsidiary of FFKY in the future and owned by FFKY (directly or indirectly) at the Closing Date.

(rrr)          “FFKY Warrants” shall mean any and all warrants to purchase capital stock in FFKY.

(sss)        “FRB” shall mean the Board of Governors of the Federal Reserve System.

(ttt)          “Funded Debt” shall mean, at any date, all indebtedness for borrowed money issued, incurred, assumed or guaranteed of or by a Person which would, in accordance with GAAP, be classified as indebtedness, but in any event “Funded Debt” shall include all indebtedness for borrowed money, whether secured or unsecured. However, notwithstanding the foregoing, “Funded Debt” shall not include, with respect to the subject Person, any Liability or obligation of the subject Person incurred in the Ordinary Course of the subject Person’s banking or trust business with respect to (i) any deposits held by the subject Person or funds collected by the subject Person; (ii) any banker’s acceptance or letter of credit issued by the subject Person; (iii) any check, note, certificate of deposit, money order, traveler’s check, draft or bill of exchange accepted or endorsed by the subject Person; (iv) any lease of real or personal property, purchase money security agreement or similar instrument not involving an obligation of the subject Person for borrowed money other than purchase money indebtedness; (v) any guarantee or similar obligation incurred by the subject Person in such circumstances as are incidental or usual in carrying on the banking or trust business; (vi) any transaction in the nature of an extension of credit, whether in the form of a commitment or otherwise, undertaken by the subject Person for the account of a third party after the application by the subject Person of the same banking considerations and legal lending limits that would otherwise be applicable if the transaction were a loan to such party; and (vii) any transaction in which the subject Person acts solely in a fiduciary or agency capacity.

(uuu)        “GAAP” shall mean generally accepted accounting principles applicable to banks and bank holding companies as set forth in the opinions, statements and pronouncements of the statements of the Financial Accounting Standards Board and SEC, in each case which are applicable to the circumstances as of the date of determination.

(vvv)        “Governmental Authorization” shall mean any approval, Consent, license, permit, waiver, certificate of authority, accreditation, qualification or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Law.

(www)     “Governmental Body” shall mean any: (a) nation, state, county, city, town, village, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any self-regulatory organization, governmental agency, branch, department, commission, official or entity and any court or other tribunal); (d) multi-national organization or body; or (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

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(xxx)        “Hazardous Materials” shall mean any waste or other substance that is listed, defined, designated or classified as, or otherwise determined to be, hazardous, radioactive or toxic or a pollutant or a contaminant or otherwise regulated under or pursuant to any Environmental Law, including (without limitation) any admixture or solution thereof, and specifically including (without limitation) petroleum and all derivatives thereof or synthetic substitutes therefor, asbestos or asbestos-containing materials and polychlorinated biphenyls, substances containing polychlorinated biphenyls, nitrate, perchloroethylene, 1,1,1-trichloroethane, trichloroethylene, tetrachloroethylene, 1,1-dichloroethane, 1, 1-dichloroethene, cis-1, 2-dichloroethene, trans-1, 2-dichloroethene, copper, chromium, zinc, cadmium, lead, mercury, nickel, iron, magnesium, nitrite and aluminum.

(yyy)        “Holding Company Merger” shall mean a merger of FFKY into CBIN contemplated for consummation immediately following the Share Exchange.

(zzz)        “IBCL” shall mean the Indiana Business Corporation Law, Article 1 of Title 3, et.seq., of the Indiana Code.

(aaaa)      “IIPI” shall have the meaning assigned such term in Section 5.26 hereof.

(bbbb)      “Indemnified Parties” shall have the meaning assigned such term in Section 8.11(b) hereof.

(cccc)      “Informational Systems Conversion” shall have the meaning assigned such term in Section 8.15 hereof.

(dddd)     “Intellectual Property” shall mean any copyrights (in both published and unpublished works), patents (including patents that are pending), trademarks (registered and unregistered), service marks, service names, fictional business names and trade names, technology rights and licenses, computer software (including any source or object codes therefore or documentation relating thereto), trade secrets, confidential information, customer lists, technical information, research and development information and records, data processing technology, plans, drawings, blueprints, franchises, know-how, inventions and discoveries (whether or not patentable), any applications for any of the foregoing and any other intellectual property rights of whatever nature.

(eeee)      “KBCA” shall mean the Kentucky Business Corporation Act, Chapter 271B of the Kentucky Revised Statutes.

(ffff)         “KDFI” shall mean the Kentucky Department of Financial Institutions.

(gggg)     “Knowledge” – a Person who is an individual will be deemed to have “Knowledge” of a particular fact or other matter if: (a) such individual is actually aware of such fact or other matter; or (b) a prudent individual would be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonable review of the documents and other information used by him or her in the normal course of business concerning the existence of such fact or other matter. With respect to any Person (who is not an individual), it shall be deemed to have “the Knowledge” of a particular fact or other matter if any individual who is serving, or who has at any time during the twelve (12) months prior to the Closing Date served, as a director, or executive officer of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

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(hhhh)     “Law” shall mean any code, law, constitution, ordinance, regulation, principle of common law, principle of equity, reporting or licensing requirement, rule, treaty or statute applicable to a Person or its Assets, Liabilities or business, including, without limitation, those promulgated, interpreted or enforced by any Governmental Body wherever located.

(iiii)          “Liability” shall mean any direct or indirect, or primary or secondary, liability, indebtedness, duty, obligation, penalty, cost, or expense (including costs of investigation, collection, and defense), claim, deficiency, guaranty, or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, executory, known or unknown, vested or unvested, whether or not forseeable, regardless of when asserted and whether or not the same is required to be accrued or the financial statements of the subject Person.

(jjjj)          “Loans” shall have the meaning assigned such term in Section 5.8(b) hereof.

(kkkk)      “LOI” shall mean the Letter of Intent between CBIN and FFKY dated February 18, 2014.

(llll)          “Material Adverse Effect” shall mean that the Adverse Consequences from an event, circumstance, change, occurrence, fact, development, condition or effect, individually or together with any other event, circumstance, change, occurrence, fact, development, condition or effect, have had or can reasonably be expected to have a material adverse impact (financial or otherwise) on a consolidated basis on (i) the financial condition, business, results of operations or properties of the subject Person or (ii) the ability of the subject Person to perform its obligations under this Agreement or to consummate other transactions contemplated by this Agreement in accordance with applicable Law; provided that “Material Adverse Effect” shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by Governmental Bodies that do not disproportionately affect FFKY or any FFKY Subsidiary or CBIN or any CBIN Subsidiary (as applicable), (b) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies that do not disproportionately affect FFKY or any FFKY Subsidiary or CBIN or any CBIN Subsidiary (as applicable) or (c) the effects of or changes related to the performance of this Agreement and the consummation of the transactions contemplated hereby, including (without limitation) expenses incurred by the parties in preparing this Agreement, performing their obligations hereunder and consummating the transaction contemplated hereby.

(mmmm)   “Mergers” shall mean collectively the Holding Company Merger and the Bank Merger.

(nnnn)       “NASDAQ-CM” shall mean the Capital Market of The NASDAQ Stock Market, Inc.

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(oooo)     “NASDAQ-GM” shall mean the Global Market of the NASDAQ Stock Market, Inc.

(pppp)     “1933 Act” shall mean the Securities Act of 1933, as amended.

(qqqq)     “1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

(rrrr)        “Non-scope Issues” shall have the meaning assigned such term in Section 8.17(c) hereof.

(ssss)       “Notice of Adverse Recommendation” shall have the meaning assigned such term in Section 8.8(b) hereof.

(tttt)         “Operating Property” shall mean any property owned (or previously owned) by the Party in question or any of its Subsidiaries or in which the Party in question or any of its Subsidiaries holds (or previously held) a security interest and, where required by Contract, such term means the owner or operator of the said property, but only with respect to such property.

(uuuu)     “Option Consideration” shall mean, with respect to any FFKY Exercisable Stock Option, that cash sum equal to the difference between the FFKY Common Stock Price and the exercise price of the subject FFKY Exercisable Stock Option.

(vvvv)     “Order” shall mean any administrative decision or award, directive, decree, judgment, order, quasi-judicial decision or award, ruling, subpoena, injunction, decision, verdict or writ of any court, arbitrator, mediator, tribunal or Governmental Body.

(wwww)   “Ordinary Course” or “Ordinary Course of Business” - an action taken by a Person will be deemed to have been taken in the “Ordinary Course” or the “Ordinary Course of Business” only if: (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day to day operations of such Person; (b) such action is not required to be authorized by the board of directors (apart from required approvals by the board of directors for certain loan transactions consistent with such Person’s policies) or the shareholders of such Person (or by any Person or group of Persons exercising similar authority); and (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors or the shareholders (or by any Person or group of Persons exercising similar authority or shareholders), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

(xxxx)      “OREO” shall mean other real estate owned.

(yyyy)      “Participation Facility” shall mean any facility or property in which the Party in question or any of its Subsidiaries participates (or previously participated) in the management of such facility or property and, where required by the Contract, such term means the owner or operator of said facility or property, but only with respect to said facility or property.

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(zzzz)      “Party” shall mean FFKY or CBIN, and “Parties” shall mean, collectively, FFKY and CBIN.

(aaaaa)     “Permit” shall mean any federal, state, local or foreign Governmental Authorization, certificate, easement, filing, franchise, license, notice, permit or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, assets or business.

(bbbbb)     “Permitted Encumbrances” means (a) liens for current ad valorem Taxes which are not yet due and payable, (b) landlord’s, mechanic’s, materialmen’s, warehousemen’s, repairmen’s, carriers’ and similar liens incurred in the Ordinary Course and payment for which is not yet due, (c) easements, rights-of-way, minor imperfections of title and restrictions that do not materially interfere with the use of real property as currently used and (d) the Encumbrances identified in Disclosure Memorandum Schedule 5.11.

(ccccc)     “Person” shall mean any individual, association, corporation (including, without limitation, any non-profit corporation) estate, general partnership, limited liability partnership, limited partnership, limited liability company, joint stock association, joint venture, firm, trust, business trust, cooperative, executor, administrator, nominee or entity in a representative capacity, group acting in concert, Governmental Body, unincorporated association or other legal entity or organization.

(ddddd)     “Plan of Share Exchange” shall mean the Plan of Share Exchange of even date herewith entered into by FFKY and CBIN, in the form of Exhibit A hereto.

(eeeee)     “Preferred Stock Consideration” shall mean that cash sum equal to (i) in the case of the EJF Shares, $480.00 per share, plus accrued but unpaid dividends thereon, and (ii) in the case of all shares of FFKY Preferred Stock other than the EJF Preferred Shares, $1,000 per share, plus accrued but unpaid dividends thereon.

(fffff)       “Proceeding” shall mean any action, arbitration, adjudication, case, cause of action, claim, audit, litigation, suit, complaint, citation, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, notice of violation, administrative or other proceeding of whatever nature, or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting any Person, its business, Assets or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

(ggggg)   “Qualified Collateral Enhancement” shall mean, with respect to the assignment to FFB from the date of this Agreement through the Determination Date of a perfected, first priority position in (A) cash or certificates of deposit or (B) real property in connection with any FFB loan, one hundred percent (100%) of any such cash or certificate of deposit or eighty percent (80%) of the appraised value of any such real property as determined by a licensed appraiser (i) with at least five (5) years of experience in appraising commercial real estate, (ii) who is not an Affiliate of FFKY or FFB and (iii) in a written appraisal dated not more than six (6) months from the date of the assignment.

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(hhhhh)     “Qualified Unscheduled Principal Pay Down” shall mean any unscheduled principal pay down on any Special Asset from the date of this Agreement through the Determination Date that did not correspond with any release or reduction of collateral related to the Special Asset in question.

(iiiii)           “Real Property” shall have the meaning assigned such term in Section 5.11(b) hereof.

(jjjjj)           “Registration Statement” shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by CBIN under the 1933 Act with respect to the shares of CBIN Common Stock to be issued to the shareholders of FFKY (or holders of FFKY Exercisable Stock Options) in connection with the transactions contemplated by this Agreement.

(kkkkk)      “Regulatory Authorities” shall mean, collectively, the FRB, the FDIC, the Department, the KDFI, the SEC, and all other federal or state regulatory agencies, having jurisdiction over any of the Parties or their respective Subsidiaries.

(lllll)          “Representative” shall mean any investment banker, financial advisor, attorney, accountant, consultant or other representative of a Person.

(mmmmm)  “Rights” shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, options, phantom stock options or rights, purchase rights, warrants or other binding obligations of any character whatsoever by which a Person is or may be bound to issue additional shares of its capital stock or other equity interests of whatever nature or other rights, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or other equity interests of whatever nature, or by which a Person is or may be bound to repurchase, redeem or otherwise acquire any of its outstanding shares of capital stock.

(nnnnn)     “Schedules” shall mean the schedules so marked and attached to this Agreement, which Schedules are hereby incorporated herein by reference and made a part hereof.

(ooooo)     “SEC” shall mean the Securities and Exchange Commission.

(ppppp)     “SEC Documents” shall mean all forms, proxy statements, registration statements, reports, schedules, certifications, exhibits and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with the SEC pursuant to the Securities Laws.

(qqqqq)     “Securities Laws” shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

(rrrrr)          “Section 409A” shall have the meaning assigned such term in Section 5.18 hereof.

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(sssss)      “SERPs” shall have the meaning assigned such term in Section 5.18 hereof

(ttttt)         “Share Exchange” shall have the meaning assigned such term in Section 2.1 hereof.

(uuuuu)     “Special Assets” shall mean the FFB loans identified on Disclosure Memorandum Schedule 1.1(bbbbbb).

(vvvvv)     “Subsidiaries” shall mean all those Persons of which the entity in question owns or controls 5% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 5% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

(wwwww)  “Superior Proposal” shall mean an Acquisition Proposal from any Person to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of FFKY or FFB then outstanding or all or substantially all of the Assets of FFKY or FFB that the Board of Directors of FFKY determines in its good faith judgment, taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal (including, without limitation, any break-up fees, expense reimbursement provisions, required financing and whether conditions to consummation are reasonably capable of being completed), would be more favorable from a financial point of view to FFKY than the transactions contemplated by this Agreement (including any adjustment to the terms and conditions to this Agreement proposed by CBIN in response to such Acquisition Proposal).

(xxxxx)       “Taxes” shall mean all taxes, charges, fees, levies, imposts or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, goods and services, ad valorem, transfer, alternative, net worth, value added, franchise, profits, license, withholding, payroll, employment, employer health, excise, estimated, severance, stamp, occupation, real property and personal property taxes, and any other taxes, customs duties, fees, assessments or charges of any kind whatsoever, together with any interest, fines and penalties, additions to tax or additional amounts imposed by any Governmental Body and whether disputed or not.

(yyyyy)     “Tax Returns” shall mean all returns and reports of or with respect to any Tax, which are required to be filed by or with respect to the applicable Person.

(zzzzz)       “Technology Systems” shall have the meaning assigned such term in Section 5.28(a) hereof.

(aaaaaa)    “Termination Fee” shall mean $1,500,000.

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(bbbbbb)    “Total Special Assets Gain” shall mean the sum of (A) (i) the cumulative total cash proceeds received by FFB from the sale, disposition or payoff of any Special Assets from the date of this Agreement through the Determination Date less (ii) the total corresponding Adjusted Values of such Special Assets (as reflected on Disclosure Memorandum Schedule 1.1(bbbbbb)) which are sold, disposed of or paid off, (B) the lesser of (i) the total cash proceeds received by FFB from any Qualified Unscheduled Principal Pay Downs or (ii) the corresponding Credit Adjustments of any such Special Assets (as reflected on Disclosure Memorandum Schedule 1.1(bbbbbb) and (C) lesser of (i) any Qualified Collateral Enhancements with respect to any Special Asset or (ii) the corresponding Credit Adjustments of any such Special Assets (as reflected on Disclosure Memorandum Schedule 1.1(bbbbbb). If the foregoing calculation results in a negative number, the Total Special Assets Gain shall be zero (0).

(cccccc)    “Total Special Assets Shortfall Factor” shall mean (if the Total Special Assets Gain is less than $3,000,000) the quotient obtained by dividing (i) the difference between $3,000,000 and the Total Special Assets Gain by (ii) $22.33. If the Total Special Assets Gain is $3,000,000 or greater, there shall be no Total Special Assets Shortfall Factor.

(dddddd)    “YCB” shall mean Your Community Bank, an Indiana banking corporation.

ARTICLE 2
Transactions and Terms of share exchange

2.1.          Share Exchange. Subject to the terms and conditions of this Agreement and the Plan of Share Exchange, at the Effective Time, CBIN shall acquire all outstanding shares of FFKY Common Stock in accordance with the provisions of KRS 271B.11-020 of the KBCA and Indiana Code 23-1-40-2 of the IBCL, and with the effect provided in KRS 271B.11-060 of the KBCA and Indiana Code 23-1-40-6 of the IBCL (the “Share Exchange”). The Share Exchange shall be consummated pursuant to the terms of this Agreement and the Plan of Share Exchange, which have been approved and adopted by the respective Boards of Directors of FFKY and CBIN.

2.2.          Time and Place of Closing. The Closing will take place at 10:00 A.M., local New Albany, Indiana time, on the date on which the Effective Time is to occur (or the immediately preceding day if the Effective Time is to be earlier than 10:00 A.M., local New Albany, Indiana time), or at such other time as the Parties, acting through their authorized officers, may mutually agree. The Closing shall be held at such place as may be mutually agreed upon by the Parties.

2.3.          Effective Time. The Share Exchange shall become effective at the time the Articles of Share Exchange reflecting the Share Exchange shall become effective with the Secretaries of State of Kentucky and Indiana (the “Effective Time”). Subject to the terms and conditions hereof, unless (i) otherwise mutually agreed upon in writing by the chief executive officers of each Party, (ii) this Agreement is terminated pursuant to Article 10 hereof or (iii) CBIN in its discretion chooses a later Closing Date and Effective Time based upon CBIN’s evaluation of the application to CBIN (if any) of Section 404 of the Sarbanes-Oxley Act of 2002, the Parties shall use their reasonable efforts to cause the Effective Time to occur as soon as is reasonably practicable on the date (the “Closing Date”) five (5) days following the last to occur of (i) the effective date of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Share Exchange (taking into account any requisite waiting period in respect thereto), (ii) the date on which the shareholders of FFKY approve this Agreement and the Plan of Share Exchange, and (iii) the date on which all other conditions precedent (other than those conditions which relate to actions to be taken at the Closing) to each Party’s obligations hereunder shall have been satisfied or waived (to the extent waivable by such Party).

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ARTICLE 3
MANNER OF CONVERTING SHARES

3.1.          Conversion of Shares. Subject to the provisions of this Article 3 (and Article 3 of the Plan of Share Exchange), at the Effective Time, by virtue of the Share Exchange and without any action on the part of CBIN, FFKY, or the shareholders of any of the foregoing, the shares of the constituent Parties shall be converted as follows:

(a)          Each share of CBIN Common Stock (and any Rights with respect to CBIN Common Stock) issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time and shall be unaffected by the Share Exchange;

(b)          Subject to adjustment pursuant to Section 3.1(d) below, each issued and outstanding share of FFKY Common Stock outstanding immediately prior to the Effective Time shall be converted, subject to the provisions of this Article 3, into .153 shares of CBIN Common Stock (the “Exchange Ratio”);

(c)          Dissenting Shares shall not be converted pursuant to Section 3.1(b) above in the Share Exchange but, at and after the Effective Time, shall represent only the right to receive payment in accordance with Subtitle 13 of the KBCA. If a holder of Dissenting Shares becomes ineligible for payment under Subtitle 13 of the KBCA, then such holder’s Dissenting Shares shall cease to be Dissenting Shares and shall be converted in the manner set forth in Section 3.1(b) above effective as of the Effective Time; and

(d)          (i) In the event the Consolidated Net Book Value is less than $13,000,000, the Exchange Ratio shall be reduced by the quotient obtained by dividing the Book Value Shortfall Factor by 5,139,358.

(ii) In the event the Total Special Assets Gain is less than $3,000,000, the Exchange Ratio shall be reduced by the quotient obtained by dividing the Total Special Assets Shortfall Factor by 5,139,358.

3.2.          Conversion of FFKY Exercisable Stock Options. Immediately before the Effective Time each issued and outstanding FFKY Exercisable Stock Option shall be canceled and retired by FFKY, shall cease to exist and shall be converted into the Option Consideration.

3.3.          Exchange Ratio Adjustment. In the event CBIN changes the number of shares of CBIN Common Stock issued and outstanding after the date of this Agreement and prior to the Effective Time as a result of a stock split, stock dividend, subdivision, reclassification, conversion or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split, subdivision, reclassification, conversion or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Common Stock Consideration and the Option Consideration shall be proportionately adjusted in such fashion as CBIN and FFKY may agree, such agreement not to be unreasonably withheld, conditioned or delayed.

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3.4.          Shares Held by FFKY or CBIN. Each of the shares of FFKY Common Stock held by FFKY, any FFKY Subsidiary, CBIN or any CBIN Subsidiary, in each case other than in fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no Common Stock Consideration shall be issued in exchange therefor.

ARTICLE 4
EXCHANGE mechanism

4.1.          Exchange of Certificates.

(a)          Exchange Agent. As soon as practicable following the date of this Agreement and in any event not less than three days prior to dissemination of the FFKY Proxy Statement, CBIN shall appoint the Exchange Agent to act as exchange agent for payment of the Common Stock Consideration upon surrender of certificates representing FFKY Common Stock. The Exchange Agent shall also act as the agent for the FFKY shareholders for the purpose of receiving and holding their Certificates and shall obtain no rights or interests in such shares of FFKY Common Stock. Promptly following the Effective Time, CBIN shall deposit with the Exchange Agent, for the benefit of the holders of shares of FFKY Common Stock, for exchange in accordance with Article 3 through the Exchange Agent, certificates representing the number of shares of CBIN Common Stock issuable pursuant to Section 3.1(b) hereof in exchange for outstanding shares of FFKY Common Stock (such shares of CBIN Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the “Exchange Fund”). For the purposes of such deposit, the CBIN shall assume that there will not be any fractional shares of CBIN Common Stock issued as part of the Common Stock Consideration. CBIN shall make available to the Exchange Agent, from time to time as needed, cash sufficient to pay cash in lieu of fractional shares in accordance with Section 4.1(e) hereof. The Exchange Agent shall, pursuant to irrevocable instructions, deliver CBIN Common Stock contemplated to be issued pursuant to Section 3.1(b) hereof out of the Exchange Fund. The Exchange Fund may not be used for any other purpose.

(b)          Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of FFKY Common Stock (such certificates are referred to hereinafter collectively as the “Certificates”) whose shares or options were converted into the right to receive Common Stock Consideration pursuant to Section 3.1(b) hereof, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as CBIN may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for such Person’s portion of the Common Stock Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by CBIN, together with such letter of transmittal, duly completed and executed, and such other documents as may reasonably be required by the Exchange Agent, the Exchange Agent shall effect delivery within five (5) business days to the holder of such Certificate, in exchange therefor, the amount of cash, if any, and the number of whole shares of CBIN Common Stock, if any, into which the aggregate number of shares of FFKY Common Stock previously represented by such Certificate shall have been converted pursuant to Section 3.1(b) hereof, and the Certificate so surrendered shall forthwith be canceled. Thereafter, each such holder who received any CBIN Common Stock shall be treated as a holder of CBIN Common Stock for all purposes under the IBCL and the CBIN’s Articles of Incorporation and Bylaws, in each case as amended. In the event of a transfer of ownership of FFKY Common Stock that is not registered in the transfer records of FFKY, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of CBIN that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 4.1(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the portion of the Common Stock Consideration into which the shares of FFKY Common Stock theretofore represented by such Certificate have been converted pursuant to Section 3.1(b) hereof. No interest shall be paid or accrued on any cash or stock payable upon surrender of any Certificate.

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(c)          Distributions With Respect to Unexchanged Shares. No dividends or other distributions with respect to CBIN Common Stock with a record date on or after the Effective Time shall be paid to the holder of any Certificate formerly representing FFKY Common Stock with respect to the shares of FFKY Common Stock issuable upon surrender thereof, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 4.1(e) hereof, until the surrender of such Certificate in accordance with this Article 4. Subject to applicable Law, following surrender of any such Certificate, there shall be paid to the holder of the Certificate entitled to whole shares of CBIN Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of CBIN Common Stock to which such holder is entitled pursuant to Section 4.1(e) hereof and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of CBIN Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of CBIN Common Stock.

(d)          No Further Ownership Rights in FFKY Common Stock. The Common Stock Consideration paid and/or issued in accordance with the terms of this Article 4 upon conversion of any shares of FFKY Common Stock shall be deemed to have been paid and/or issued in full satisfaction of all rights pertaining to such shares of FFKY Common Stock, and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the shares of FFKY Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates formerly representing shares of FFKY Common Stock are presented to the FFKY or the Exchange Agent (or Option Agreements are presented to the FFKY or CBIN) for any reason, they shall be canceled and exchanged as provided in this Article 4.

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(e)          No Fractional Shares.

(1)         No certificates or scrip representing fractional shares of CBIN Common Stock shall be issued upon the conversion of FFKY Common Stock pursuant to Section 3.1(b), and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a holder of CBIN Common Stock. For purposes of this Section 4.1(e), all fractional shares to which a single record holder would be entitled shall be aggregated and calculations shall be rounded to three decimal places.

(2)         In lieu of any such fractional shares, each holder of FFKY Common Stock who would otherwise be entitled to such fractional shares of CBIN Common Stock shall be entitled to an amount in cash, without interest, rounded to the nearest cent, equal to the product of (A) the amount of the fractional share interest in a share of CBIN Common Stock to which such holder is entitled under Section 3.1(b) (or would be entitled but for this Section 4.1(e)) and (B) $22.33.

(f)          Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of FFKY Common Stock on the date that is six months after the Effective Time shall be delivered to CBIN, upon demand, and any holder of FFKY Common Stock who has not theretofore complied with this Article 4 shall thereafter look only to CBIN for payment of its claim for a portion of the Common Stock Consideration (including any cash in lieu of fractional shares of CBIN Common Stock to which such Person is entitled pursuant to Section 4.1(e)) and any applicable dividends or distributions with respect to any CBIN Common Stock constituting Common Stock Consideration as provided in Section 4.1(c), in each case, without any interest thereon.

(g)          No Liability. None of FFKY, CBIN or the Exchange Agent shall be liable to any Person in respect of any shares of CBIN Common Stock (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate has not been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which Common Stock Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Body), any such cash, shares, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable Law, become the property of CBIN, free and clear of all claims or interest of any person previously entitled thereto.

(h)          Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by CBIN, in direct obligations of the U.S. Treasury (or money market funds backed or secured by obligations of the U.S. Treasury) or otherwise with the consent of FFKY (which consent shall not be unreasonably withheld, conditioned or delayed), on a daily basis. Any interest and other income resulting from such investments shall be paid to CBIN.

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(i)          Withholding Rights. CBIN and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of FFKY Common Stock pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign tax Law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority, CBIN will be treated as though it withheld an appropriate amount of the type of consideration otherwise payable pursuant to this Agreement to any holder of FFKY Common Stock, sold such consideration for an amount of cash equal to the fair market value of such consideration at the time of such deemed sale and paid such cash proceeds to the appropriate taxing authority.

(j)          Income Tax Treatment. It is intended by the Parties that the Share Exchange qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Subject to any revision to the structure of the transaction as provided under Section 2.4 hereof, the Parties hereto hereby adopt this Agreement and the Plan of Share Exchange as a “plan of reorganization” within the meanings of Sections 1.368-2(g) and 1.368-3(a) of the U.S. Treasury Regulations promulgated under the Code.

ARTICLE 5
representations and warranties of FfkY

FFKY hereby represents and warrants to CBIN, except as set forth in the Disclosure Memorandum, as follows:

5.1.         Organization, Standing and Power. FFKY is a corporation validly existing and in good standing under the laws of the Commonwealth of Kentucky and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. FFKY is duly qualified or licensed to transact business as a foreign corporation in good standing in each of the States of the United States and in each foreign jurisdiction where the character of its assets or the nature or conduct of its business requires it to be so qualified or licensed.

5.2.         Authority; No Conflict.

(a)          FFKY has the requisite corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and all other agreements, documents or instruments contemplated hereunder and to consummate the transactions contemplated hereby and thereby. Subject to the receipt of all Consents required from Governmental Bodies and the expiration of all mandatory waiting periods, and assuming the due authorization, execution and delivery of this Agreement by CBIN, this Agreement represents a legal, valid and binding obligation of FFKY, enforceable against FFKY in accordance with its terms.

(b)          Neither the execution and delivery of this Agreement by FFKY nor the consummation of the transactions contemplated hereby, nor compliance by FFKY with any of the provisions hereof or thereof, will (i) conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws of FFKY, (ii) constitute or result in a Default (except such Defaults as to which waivers have been obtained in writing and provided to CBIN) under, or require any Consent apart from necessary consents from Regulatory Authorities pursuant to, or result in the creation of any Encumbrance on any Asset of, FFKY or any of the FFKY Subsidiaries under, any Contract or Governmental Authorization of or applicable to FFKY or any of the FFKY Subsidiaries, where such Default, Consent or Encumbrance would reasonably be expected to have a Material Adverse Effect on FFKY, or (iii) subject to receipt of the requisite Consents referred to in Section 9.1(a) hereof, violate any Law or Order applicable to FFKY or any of the FFKY Subsidiaries or any of their respective material Assets.

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(c)          Other than (i) Consents required from Governmental Bodies, and (ii) Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FFKY, no notice to, filing with, or Consent of, any Governmental Body is necessary for the consummation by FFKY of the transactions contemplated in this Agreement.

5.3.         Capital Stock.

(a)          The authorized capital stock of FFKY consists solely of (i) 35,000,000 shares of FFKY Common Stock, of which 5,139,358 Shares will be issued and outstanding as of May 21, 2014 and (ii) 5,000,000 shares of FFKY Preferred Stock, of which 20,000 shares are outstanding. All issued and outstanding shares of FFKY Common Stock are duly and validly issued and outstanding, are fully paid and non-assessable under applicable Law and the Articles of Incorporation and Bylaws of FFKY. None of the Shares of FFKY Common Stock has been issued in violation of any preemptive rights of any current or past shareholder of FFKY. As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of FFKY having the right to vote on any matters on which FFKY shareholders may vote are issued and outstanding. Since January 1, 2011, FFKY has not directly or indirectly redeemed, purchased or otherwise acquired any of its capital stock.

(b)          There are no outstanding Rights with respect to FFKY Common Stock or FFKY Preferred Stock other than pursuant to FFKY Stock Plans, rights of certain directors of FFKY to the issuance of restricted shares of FFKY Common Stock (the “Director Restricted Stock”) pursuant to the 2012 Non-employee Director Equity Compensation Program (the “Director Plan”) and the Warrant described in Disclosure Memorandum Schedule 5.3(b). Disclosure Memorandum Schedule 5.3(b) sets forth a complete and accurate list, as of the date of this Agreement, of: (i) the number of shares of FFKY Common Stock issued under the FFKY Stock Plans, the number of shares of FFKY Common Stock subject to outstanding awards granted under the FFKY Stock Plans and the number of shares of FFKY Common Stock reserved for future issuance under the FFKY Stock Plans; (ii) all outstanding awards granted under the FFKY Stock Plans, indicating with respect to each such award the name of the holder thereof, the number of shares of FFKY Common Stock subject to such award and, to the extent applicable, the exercise price, the date of grant and the vesting schedule; and (iii) all outstanding FFKY Warrants, indicating with respect to each such FFKY Warrant the name of the holder thereof, the number and type of shares of FFKY Common Stock subject to such warrant and the exercise price thereof. FFKY has provided to CBIN complete and accurate copy of the FFKY Stock Plan, the Director Plan and all award agreements related to them and complete and accurate copies of all FFKY Warrants.

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5.4.          Subsidiaries. FFKY has disclosed on Disclosure Memorandum Schedule 5.4 all of the FFKY Subsidiaries that are corporations (identifying its jurisdiction of incorporation) and all of the FFKY Subsidiaries that are general or limited partnerships, trusts or other non-corporate entities (identifying the Law under which such entity is organized, and the amount and nature of the ownership interest therein of FFKY Subsidiaries). FFKY or one of its wholly-owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity or ownership interests) of each of the FFKY Subsidiaries (including, without limitation, all shares of FFB Common Stock). No capital stock (or other equity interest) of any FFKY Subsidiary is or may become required to be issued (other than to another FFKY Subsidiary) by reason of any Rights, and there are no Contracts by which FFKY or any of the FFKY Subsidiaries is bound to issue (other than to FFKY or another of the FFKY Subsidiaries) additional shares of its capital stock (or other equity interests) or Rights or by which FFKY or any of the FFKY Subsidiaries is or may be bound to transfer any shares of the capital stock (or other equity interests) of any of FFKY or any of the FFKY Subsidiaries (other than to FFKY or any of the FFKY Subsidiaries). There are no Contracts relating to the rights of FFKY or any FFKY Subsidiary to vote or to dispose of any shares of the capital stock (or other equity interests) of FFKY or any FFKY Subsidiary. All of the shares of capital stock (or other equity interests) of each FFKY Subsidiary held by FFKY or any FFKY Subsidiary are fully paid and nonassessable under the applicable corporation or similar Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by FFKY or a FFKY Subsidiary free and clear of any Encumbrances. Each FFKY Subsidiary is a bank, a corporation, a limited liability company or a trust, and each such Subsidiary is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each FFKY Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in each of the states of the United States and in each foreign jurisdiction where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed. The only FFKY Subsidiary that is a depository institution is FFB. FFB is an “insured depository institution” as defined in Section 3(c)(2) of the Federal Deposit Insurance Act and applicable regulations thereunder, the deposits in which are insured by the FDIC to the maximum extent permitted by the Federal Deposit Insurance Act, as amended, and applicable regulations thereunder, FFB is a member in good standing with the FDIC and all premiums and assessments required to be paid in connection therewith have been paid when due. FFB is a member of the Bank Insurance Fund. The minute books and other organizational documents (and all amendments thereto) for FFKY, FFB and each other FFKY Subsidiary have been or will be made available to CBIN for its review, and are true and complete in all material respects as in effect as of the date of this Agreement.

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5.5.         Financial Statements.

(a)          FFKY has delivered to CBIN (or will deliver, when available, with respect to periods ended after the date of this Agreement) complete copies of (i) the audited consolidated balance sheets (including related notes and schedules, if any) of FFKY as of December 31, 2013, 2012 and 2011, and the related audited statements of income, changes in stockholders’ equity, and cash flows (including related notes and schedules, if any) as of such dates, as well as the unconsolidated statements of financial position of FFKY and FFB and any other material FFKY Subsidiary (including related notices and schedules, if any) with respect to any quarterly period ending subsequent to December 31, 2013, and prior to the Closing Date (audited if for a fiscal year-end) and (ii) all Consolidated Reports of Condition and Income (or similar reports, regardless of name), including any amendments thereto, filed with any Regulatory Authorities by FFB for the years ended December 31, 2013, 2012 and 2011, and with respect to any quarterly period ending subsequent to December 31, 2013, and prior to the Closing Date, together with any correspondence with any Regulatory Authorities concerning any of the aforesaid financial statements and reports (collectively, the “FFKY Financial Statements”). Such FFKY Financial Statements (i) were (or will be) prepared from the records of FFKY and/or each FFKY Subsidiary; (ii) were (or will be) prepared in all material respects in accordance with GAAP (or, where applicable, regulatory accounting principles) consistently applied; (iii) accurately present (or, when prepared, will present), in all material respects, FFKY’s and each FFKY Subsidiary’s financial condition and the results of its operations, changes in stockholders’ equity and cash flows at the relevant dates thereof and for the periods covered thereby (subject, in the case of unaudited financial statements, to the absence of notes and to normal year-end adjustments that are not material in amount or effect); (iv) do contain or reflect (or, when prepared, will contain and reflect) all necessary adjustments and accruals for an accurate presentation of FFKY’s and each FFKY Subsidiary’s financial condition and the results of FFKY’s and each FFKY Subsidiary’s operations and cash flows for the periods covered by such financial statements (subject, in the case of unaudited financial statements, to the absence of notes and to normal year-end adjustments that are not material in amount or effect); (v) do contain and reflect (or, when prepared, will contain and reflect) adequate provisions for all reasonably anticipated liabilities for Post Retirement Benefits Other Than Pensions pursuant to ASC Topics 715 and 712; (vi) do not (or will not) contain any of items or special or nonrecurring income or any other income not earned in the Ordinary Course of Business; (vii) do contain and reflect (or, when prepared, will contain and reflect) adequate provisions or allowances, as reasonably determined by FFKY management and in compliance with GAAP, regulatory accounting principles and applicable Law, for loan losses, for OREO reserves, and for all reasonably anticipatable Liabilities and Taxes, with respect to the periods then ended; and (viii) do not (or, when prepared, will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the numbers and statements therein, in light of the circumstances in which they were made, not misleading.

(b)          Since December 31, 2011, (i) through the date hereof, neither FFKY nor any FFKY Subsidiaries nor, to the Knowledge of the officers of FFKY, any director, officer, employee, auditor, accountant or representative of FFKY or any FFKY Subsidiary has received or otherwise had or obtained Knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of FFKY or any of its Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that FFKY or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney or auditor representing FFKY or any of its Subsidiaries, whether or not employed by FFKY or any of its Subsidiaries, has reported evidence of a violation of securities Laws, breach of fiduciary duty or similar violation by FFKY or any of its officers, directors, employees or agents to the Board of Directors of FFKY or any committee thereof or to any director or officer of FFKY.

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5.6.          Absence of Undisclosed Liabilities. None of FFKY or any of the FFKY Subsidiaries has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FFKY, except Liabilities which are accrued or reserved against in the FFKY Financial Statements. Neither FFKY nor any of the FFKY Subsidiaries has incurred or paid any Liability since December 31, 2010, except for such Liabilities (i) incurred or paid in the Ordinary Course of Business consistent with past business practice or (ii) which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FFKY or FFB.

5.7.          Regulatory Reports; Corporate Records. FFKY has made available to CBIN true and complete copies of (i) any and all material reports, the disclosure of which to CBIN is not prohibited by Law, which FFKY or FFB has filed with any Governmental Body since January 1, 2008, (ii) the Articles of Incorporation and Bylaws of FFKY, FFB and any other FFKY Subsidiary and (iii) stock transfer records and corporate minutes (except those related to the Contemplated Transactions or any similar transaction considered by the FFKY Board of Directors) for the past five (5) years of FFKY, FFB and any other FFKY Subsidiary. All of the foregoing are current, complete and correct in all material respects as of the respective dates thereof.

5.8.          Loans; Allowance for Loan and Lease Losses.

 (a)          All outstanding FFKY or FFB loans, discounts and lease financings (as well as those reflected on the FFKY Financial Statements) have been (a) made for good, valuable and adequate consideration in the Ordinary Course of Business and (b) evidenced by notes, other evidences of indebtedness and (as applicable) Contracts granting an Encumbrance to FFB which are true, genuine, what they purport to be and enforceable in accordance with their terms. No FFB loan, discount or lease financing is subject to any defense with respect to the enforceability of same. The signature of any party appearing on any note or instrument evidencing any FFB loan, discount or lease financing, or on any instrument evidencing any security therefore, is, to the Knowledge of FFKY, valid and the balances for FFB loans, discounts or lease financings, as reflected on the books and records of FFB, are accurate. The balances for FFB loans, discounts or lease financings, as reflected on the books and records of FFB, are accurate. All currently outstanding FFB Loans were solicited, originated and, currently exist in material compliance with all applicable requirements of Law and FFB’s lending policies at the time of origination of such FFB Loans, and the loan documents with respect to each such FFB Loan are complete and correct in all material respects. There are no oral modifications or amendments or additional agreements related to the FFB Loans that are not reflected in the written records of FFB. All such FFB Loans are owned by FFB free and clear of any Encumbrances. No claims of defense as to the enforcement of any FFB Loan have been asserted in writing against FFB for which there is a reasonable likelihood of an adverse determination, and neither FFKY nor any of its Subsidiaries has any Knowledge of any acts or omissions which would give rise to any claim or right of rescission, set-off, counterclaim or defense for which there is a reasonable likelihood of an adverse determination to FFB. Except as set forth on Disclosure Memorandum Schedule 5.8, none of the FFB Loans are presently serviced by third parties, and there is no obligation which could result in any FFB Loan becoming subject to any third party servicing.

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(b)          Except as set forth on Disclosure Memorandum Schedule 5.8(b), neither FFKY nor any of its Subsidiaries is a party to any written or oral loan, loan agreement, note or borrowing arrangement (including, without limitation, leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, “Loans”) which (i) under the terms of which the obligor was, as of December 31, 2013, over sixty (60) days delinquent in payment of principal or interest or (ii) is an obligation of any director, executive officer or 10% shareholder of FFKY or FFB who is subject to Regulation O of the Federal Reserve Board (12 C.F.R. Part 215), or any Affiliate of any of the foregoing. Disclosure Memorandum Schedule 5.8(b) identifies (i) each Loan that as of December 30, 2013 was classified as “Special Mention,” “Substandard,” “Doubtful,” and “Loss,” or words of similar import by FFKY, any of its Subsidiaries or any Governmental Body (collectively, the “Criticized Assets”), together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder and (ii) each asset of FFKY or any of its Subsidiaries that as of December 31, 2013 was classified as OREO and the book value thereof as of the date of this Agreement. Set forth in Disclosure Memorandum Schedule 5.8(b) is a true and correct copy of FFB Policy Exception Report as of December 31, 2013.

(c)          Any FFB Loan made under, or in conjunction with, any Governmental Body program (including, without limitation, the Farm Services Administration) was made, and has been serviced and administered, in compliance with any applicable requirements of Law except for such non-compliances which could not have, individually or in the aggregate, a Material Adverse Effect on FFKY or FFB. Any FFB Loan which has been assigned by FFB was made, in all material respects, in accordance with applicable Law and in accordance with the requirements of the subject assignee and no such assignment (the revocation of which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on FFKY or FFB) is subject to any valid defense with respect to the enforceability of same or subject to revocation by the assignee whereby the assignee could require FFB to repurchase any subject Loan.

(d)          Except for such secured Loans the default of which would not have, individually or in the aggregate, a Material Adverse Effect on FFB, (i) each of FFB’s secured Loans is secured with the collateral and priority indicated on the books and records of FFB and (ii) each such Encumbrance is perfected and evidenced by a security agreement or mortgage that is true, genuine and enforceable in all material respects in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Law affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought). There are no material uncured violations or violations with respect to which material refunds or restitution may be required with respect to FFB Loans that have been cited in any compliance report to FFB as a result of examination by any Governmental Body and the Loan documentation with respect to all FFB Loans, discounts or lease financings, complies in all material respects with applicable Law.

(e)          Each of the allowances for possible loan and lease losses and any allowance for real estate owned shown on the FFKY Financial Statements (i) is adequate to provide for all probable incurred credit losses of FFKY and/or FFB as of the respective dates of the FFKY Financial Statements and (ii) were, as of each of the dates thereof, in compliance with GAAP and FFB’s existing methodology for determining the adequacy of its allowance for loan and lease losses.

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(f)          No borrower or obligor under any FFB Loan has requested, and FFB has not allowed, any relief pursuant to the Soldiers and Sailors Civil Relief Act of 1940.

(g)          Neither FFKY nor any of its Subsidiaries is a party to any Contract with any Person which obligates FFKY or any of its Subsidiaries to repurchase from any such Person any Loan or other asset of FFKY or any of its Subsidiaries, unless there is a material breach of a representation or covenant by FFKY or its Subsidiaries.

5.9.         Repurchase Agreements; Investment Securities.

(a)          With respect to all repurchase agreements to which FFB is a party, (i) where FFB has the obligation to sell securities, it has a valid, perfected first Encumbrance in the government securities or other collateral securing the repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt secured by such collateral under such agreement, and (ii) where FFB has the obligation to buy securities, the value of the collateral securing such obligation does not materially exceed the amount of the obligation.

(b)          Disclosure Memorandum Schedule 5.9(b) sets forth as of December 31, 2013, the investment securities of FFKY and FFKY Subsidiaries, as well as any purchases or sales of such securities between December 31, 2013 and the date hereof, reflecting with respect to all such securities, whenever purchased or sold, descriptions thereof, CUSIP numbers, designations as securities “available for sale” or securities “held to maturity,” as those terms are used in ASC 320, book values, fair values and coupon rates, and any gain or loss with respect to any investment securities sold after December 31, 2013. Except as set forth in Disclosure Memorandum Schedule 5.9(b), neither FFKY nor any of FFKY Subsidiaries has purchased or sold any such securities listed and described thereon. Neither FFKY nor any of FFKY Subsidiaries owns, individually or in the aggregate, any of the outstanding equity of any savings bank, savings and loan association, savings and loan holding company, credit union, bank or bank holding company, insurance company, mortgage or loan broker or any other financial institution other than FFB.

5.10.        Absence of Certain Changes or Events. Since December 31, 2013, the business of FFKY and each FFKY Subsidiary has been conducted in the Ordinary Course and none of FFKY or any of the FFKY Subsidiaries has otherwise:

(a)          experienced or suffered any change constituting a Material Adverse Effect or events or transactions reasonably likely to result in a Material Adverse Effect with respect to FFKY or any of the FFKY Subsidiaries;

(b)          incurred any Funded Debt or incurred, or become subject to, any other absolute or contingent obligation or liability, or guaranteed any liabilities or obligations of any other Person other than in the Ordinary Course of Business;

(c)          created or suffered any Encumbrance with respect to its Assets, other than in the Ordinary Course of Business;

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(d)          other than sales of loans or securities in the Ordinary Course of Business, sold, pledged, transferred or otherwise disposed of, or agreed to sell, transfer or otherwise dispose of any portion of its assets, properties or rights, except in the Ordinary Course of Business and not exceeding in the aggregate $250,000;

(e)          conveyed or agreed to convey any property to any Affiliate or entered into any non-arm’s length transaction with any Affiliate;

(f)          experienced any general work stoppage, labor dispute or other employee disturbance;

(g)          incurred or become subject to any claim or liability for any damages, for negligence or any other tort, or for breach of Contract, which is reasonably likely to result in a Material Adverse Effect with respect to FFKY or any FFKY Subsidiaries;

(h)          entered into any Contract, or otherwise operated its business, other than in the Ordinary Course of Business;

(i)          committed any act or omitted to do any act which would cause a Default under any Contract to which it is a party or by which it is bound on the date hereof, which Default is reasonably likely to result in a Material Adverse Effect on FFKY, FFB or any other FFKY Subsidiary;

(j)          issued, sold, purchased or redeemed any stock, bonds, debentures, notes, or other securities of FFKY, FFB or any other FFKY Subsidiary, or issued, sold or granted any Right in respect thereof;

(k)          waived, released or canceled any material debts owed to it, claims, rights of value or suffered any extraordinary loss, or paid any of its non-current obligations or liabilities, or written down the value of any assets or written down or off any receivable except for loan charge-offs and writedowns in other real estate owned in the Ordinary Course of Business;

(l)          declared, set aside or paid any dividend or distributions on any shares of FFKY Common Stock;

(m)          made any capital expenditures or capital additions or betterments (or commitment therefor) in excess of $10,000 for any single item or in excess of $50,000 in the aggregate;

(n)          suffered any casualty, damage, destruction or loss to any of its assets not covered by insurance in excess of $10,000 for any one event or in excess of $50,000 in the aggregate;

(o)          terminated, placed on probation, disciplined, or experienced any resignation of (other than resignations for retirement) any employee;

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(p)          paid or obligated itself to pay any bonuses, extra compensation or extraordinary compensation to, pensions or severance pay, or made any increase (except increases in the Ordinary Course of Business) in the compensation payable (or to become payable by it) to, any present or former officer, director or employee, or entered into any Contract of employment;

(q)          terminated or amended or suffered the termination or amendment of (i) any material lease, bids, Contracts, commitments or other agreements, or (ii) any material Permits, licenses, concessions, Governmental Authorizations, franchises and similar rights granted to or held by it, which are necessary to its operations;

(r)          failed to use reasonable efforts to preserve its business or preserve the goodwill of its customers and others with which it has business relations;

(s)          received notice or had Knowledge as of the date hereof that any FFB credit or deposit customers (other than deposit customers with Criticized Assets) with loans or deposit balances (other than deposit balances of Governmental Bodies or deposits that have been converted into repurchase agreements) in the aggregate (with respect to all such customers) in excess of $2,000,000 have terminated or intend to terminate their relationships with FFB;

(t)          taken (or failed to take) any action which action or failure if taken after the date of this Agreement, would represent or result in a breach or violation of Sections 7.1 or 7.2 hereof;

(u)          experienced any material adverse change in Asset concentrations as to customers or industries or in the nature and source of its Liabilities or in the mix of interest-bearing versus noninterest-bearing deposits;

(v)         changed any accounting methods, principles or practices affecting its Assets, Liabilities or business, including any reserving, renewal or resolved method, practice or policy; other than as may be required by changes in GAAP or any applicable Laws; or

(w)          entered into any Contract to do any of the foregoing.

5.11.      Assets.

(a)          Except as disclosed or reserved against in the FFKY Financial Statements, FFKY and the FFKY Subsidiaries have good, marketable and indefeasible title, free and clear of all Encumbrances, to all of their respective Assets except for Permitted Encumbrances. All tangible properties used in the businesses of FFKY and the FFKY Subsidiaries are in good condition, reasonable wear and tear excepted, and are usable in the Ordinary Course of Business of FFKY and the FFKY Subsidiaries, except for instances in which the failure to be in such condition is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FFKY. All Assets which are material to FFKY’s business on a consolidated basis, held under leases or subleases by FFKY or any of the FFKY Subsidiaries, are held under valid Contracts enforceable in accordance with their respective terms, assuming the enforceability with respect to third parties to such Contracts, of which FFKY has no reason to believe that any such Contracts are not enforceable against any such third party thereto (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws (including provisions of the U.S. and Kentucky Constitutions) affecting the enforcement of creditors’ rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect.

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(b)          Disclosure Memorandum Schedule 5.11(b) contains a complete list of all real property, leaseholds or other interests in real property (other than mortgage interests held by FFB with respect to its borrowers) owned by FFKY or a FFKY Subsidiary (collectively, the “Real Property”). With respect to each lease of any real property or personal property to which FFKY or any FFKY Subsidiary is a party (whether as lessee or lessor), except for financing leases in which FFKY or any FFKY Subsidiary is lessor, (i) such lease is in full force and effect in accordance with its terms against FFKY or any FFKY Subsidiary; (ii) all rents and other monetary amounts that have become due and payable thereunder have been paid by FFKY or any FFKY Subsidiary; (iii) there exists no material Default under such lease by FFKY or any FFKY Subsidiary; and (iv) upon receipt of the consents described in Disclosure Memorandum Schedule 5.11(b), neither of the Mergers, nor the Share Exchange, will constitute a Default or a cause for termination or modification of such lease.

(c)          Apart from any non-compliances which in the aggregate would not have a Material Adverse Effect on FFKY or FFB, (i) the improvements on the Real Property comply with all (and none of FFKY or any FFKY Subsidiary has received an uncured notice from any Governmental Body respecting any violation of any) Laws including, without limitation, all applicable zoning, building, fire, health, safety, handicapped persons, environmental, pollution, and use laws, codes and ordinances and any and all requirements imposed in connection with the zoning or rezoning of the Real Property (including, without limitation, requirements with respect to on-site storm water detention or retention), (ii) Certificates of Occupancy and all other required Governmental Authorizations have been issued for each building or structure constituting a portion of the Real Property improvements and for all leased or leasable areas of such improvements and all fees and other expenses required to be paid in connection with any zoning or rezoning of the Real Property and all obligations to be performed by or on behalf of FFKY or any FFKY Subsidiary with respect to any such zoning or rezoning have been paid and performed in full, (iii) the Real Property is zoned in a manner which permits FFKY or any FFKY Subsidiary to use the Real Property for the purpose and in the manner as the Real Property is currently being used and (iv) there are no Contracts with Governmental Bodies with respect to the Real Property which would bind the Real Property following the Closing.

(d)          There are no Proceedings pending or, to the Knowledge of FFKY, threatened against or relating to the Real Property (including, without limitation, any Proceeding for the taking or condemnation of all or any portion of the Real Property).

(e)          There are no outstanding construction accounts payable or mechanics’ liens or rights to claim a mechanics’ lien in favor of any contractor, materialman or laborer or any other Person in connection with construction on any portion of the Real Property.

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(f)          None of the Real Property is located within an area which has been designated by any Governmental Body as having, or being subject to, special flood hazards or wetlands restrictions.

(g)          There are no encroachments from or upon property adjoining the Real Property or upon any easements located on the Real Property.

(h)          The structures on the Real Property and the improvements thereon (including, without limitation, (i) the walls, ceilings and other structural elements of any improvements erected thereon and (ii) the building systems, such as heating, plumbing, ventilation, air conditioning and electrical systems, related thereto) constitute all of the real property currently used in relation to the business of FFKY and FFB and the aforesaid building systems located on such properties are in good working order, repair and operating condition, ordinary wear and tear excepted.

(i)          There are no items of maintenance scheduled by FFKY or any FFKY Subsidiary for completion during the past two years that have been deferred with respect to any building system located on the Real Property or with respect to the structural soundness of the improvements comprising part of such premises.

(j)          None of FFKY or any FFKY Subsidiary has received any notice from any insurance company or insurance broker or underwriter of any material defects or inadequacies in respect of the Real Property that could reasonably be expected to affect the insurability of such property.

5.12.         Intellectual Property. All of the Intellectual Property rights of FFKY and each of the FFKY Subsidiaries are in full force and effect and, if applicable, constitute legal, valid, and binding obligations of the respective parties thereto, and there have not been, and, to the Knowledge of FFKY, there currently are not, any material Defaults thereunder by FFKY or any FFKY Subsidiary. FFKY and each FFKY Subsidiary (as applicable) owns, is the valid licensee of, or otherwise has the unrestricted right to use in the manner in which it is or has been used, all such Intellectual Property rights (except to the extent limited by any applicable Contract) free and clear of all Encumbrances or claims of infringement. To the Knowledge of FFKY, none of FFKY or any of the FFKY Subsidiaries, nor any of their respective predecessors, has infringed the Intellectual Property rights of others and, to the Knowledge of FFKY, none of the Intellectual Property rights as used in the business conducted by FFKY or the FFKY Subsidiaries infringes upon or otherwise violates the rights of any Person, nor has any Person asserted a claim of such infringement. None of FFKY or the FFKY Subsidiaries is obligated to pay any royalties to any Person with respect to any such Intellectual Property. To the Knowledge of FFKY, FFKY and each FFKY Subsidiary owns or has the valid right to use all of the Intellectual Property rights which it is presently using. No officer, director, or employee of FFKY or the FFKY Subsidiaries is party to any Contract which requires such officer, director, or employee to assign any interest in any Intellectual Property or keep confidential any trade secrets, proprietary data, customer information, or other business information or which restricts or prohibits such officer, director, or employee from engaging in activities competitive with any Person, including FFKY or any of the FFKY Subsidiaries, except any such Contracts which are not reasonably likely to have, individually, or in the aggregate, a Material Adverse Effect on FFKY or FFB.

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5.13.         Insurance. Each of FFKY and each FFKY Subsidiary currently maintains insurance pursuant to the policies disclosed on Disclosure Memorandum Schedule 5.13. All premiums due and payable under any of such insurance policies have been paid or have been (or will be) properly accrued for in the FFKY Financial Statements. None of FFKY or any of the FFKY Subsidiaries is liable for any material, retroactive premium adjustments respecting any of its insurance policies. As of the date hereof, none of FFKY or any of the FFKY Subsidiaries has received notice from any insurance carrier that (i) any of such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be materially increased. There are presently no claims pending under any such policies of insurance and no notices have been given by FFKY or any FFKY Subsidiary under such policies. None of FFKY or any of the FFKY Subsidiaries has failed to make a timely claim or file a timely notice with respect to any matter giving rise to a material claim under its insurance policies and bonds. None of FFKY or any of the FFKY Subsidiaries has, during the past five (5) years, been denied or had revoked or rescinded any policy of insurance.

5.14.         Tax Matters. All Tax Returns required to be filed by or on behalf of FFKY or any FFKY Subsidiary have been timely filed for periods ended on or before the date hereof (and will have been filed for periods ended on or before the Closing Date) and all such Tax Returns are (or will be ) true, complete and accurate in all material respects. All Taxes shown on each filed Tax Return of FFKY or any FFKY Subsidiary have been paid (or for Tax Returns filed after the date hereof, will be paid). There is no audit examination, deficiency or refund Proceeding respecting FFKY or any FFKY Subsidiary pending (or, to the Knowledge of FFKY, threatened) with respect to any Taxes. No presently pending assessments of deficiencies in respect of Taxes have been made against FFKY or any FFKY Subsidiary or with respect to the income, receipts or net worth of FFKY or any FFKY Subsidiary, and no extensions of time are in effect for the assessment of deficiencies against FFKY or any FFKY Subsidiary. None of FFKY or any FFKY Subsidiary has executed any extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect. Deferred Taxes of FFKY or any FFKY Subsidiary have been provided for in accordance with GAAP under the FFKY Financial Statements. Each of FFKY and each FFKY Subsidiary is in material compliance with, and the records of FFKY or any FFKY Subsidiary contain all information and documents (including, without limitation, properly completed Internal Revenue Service Forms W-9) necessary to comply in all material respects with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with adequate specificity all accounts subject to backup withholding under Section 3406 of the Code. None of FFKY or any FFKY Subsidiary has made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Code. There has not been an ownership change, as defined in Code Section 382(g), of FFKY or any FFKY Subsidiary that occurred during or after any taxable period in which FFKY or any FFKY Subsidiary incurred a net operating loss that carries over to any taxable period ending after December 31, 2002, except in connection with the transactions contemplated pursuant to this Agreement. None of FFKY or any FFKY Subsidiary is a party to any tax allocation or sharing agreement nor does FFKY or any FFKY Subsidiary have any material liability for taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of Law) as a transferee or successor or by Contract or otherwise. Within the past five years, neither FFKY nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” in a distribution intended to qualify under Section 355(a) of the Code. Neither FFKY nor any of its Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code, no such adjustment has been proposed by the IRS and no pending request for permission to change any accounting method has been submitted by FFKY or any of its Subsidiaries. Neither FFKY nor any of its Subsidiaries has participated in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(1). Neither FFKY nor any of its Subsidiaries has taken or agreed to take any action or has any Knowledge of any fact or circumstance that would prevent, or would be reasonably likely to prevent, the Share Exchange from qualifying as a reorganization under Section 368(a) of the Code. None of FFKY or any FFKY Subsidiary has received notice of any claim by any Governmental Body that FFKY or any FFKY Subsidiary or the income, receipts or net worth of FFKY or any FFKY Subsidiary may be subject to Taxes. All Taxes and other liabilities due with respect to completed and settled examinations or concluded Proceedings related to Tax Return and/or Taxes of FFKY or any FFKY Subsidiary have been paid or will be paid to the extent not yet due. There are no Encumbrances (other than Permitted Encumbrances) with respect to Taxes upon any of the assets of FFKY or any FFKY Subsidiary.

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5.15.         Environmental Matters.

(a)          Each of FFKY and each FFKY Subsidiary and their respective Participation Facilities and Operating Properties are, and have been (or, in the case of Operating Properties in which FFKY or any FFKY Subsidiary holds or has held a security interest, to FFKY’s Knowledge are and have been), in compliance with all Environmental Laws, except for violations which could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on FFKY or any FFKY Subsidiary.

(b)          There is no Proceeding pending or (to the Knowledge of FFKY) threatened before any Governmental Body or other forum in which FFKY or any FFKY Subsidiary or any of their respective Operating Properties or Participation Facilities has been or, with respect to threatened Proceedings, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by FFKY or any FFKY Subsidiary or any respective Operating Properties or Participation Facilities.

(c)          During the period of (i) FFKY or any FFKY Subsidiary’s ownership or operation of any of their respective current properties, (ii) FFKY or any FFKY Subsidiary’s participation in the management of any Participation Facility, or (iii) FFKY or any FFKY Subsidiary’s holding of a security interest in an Operating Property, there have been (or, in the case of an Operating Property in which FFKY or any FFKY Subsidiary holds or has held a security interest, there have to the Knowledge of FFKY been) no releases of Hazardous Material in, on, under, adjacent to, or affecting such properties, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FFKY or any FFKY Subsidiary. Prior to the period of (i) FFKY’s or any FFKY Subsidiary’s ownership or operation of any of its current properties, (ii) FFKY’s or any FFKY Subsidiary’s participation in the management of any Participation Facility or (iii) FFKY’s or any FFKY Subsidiary’s holding of a security interest in an Operating Property, there were to the Knowledge of FFKY no releases of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FFKY.

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5.16.         Compliance With Laws. FFKY is duly registered as a bank holding company under the BHC Act. Each of FFKY and each of the FFKY Subsidiaries has in effect all Permits necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, except where the failure to hold such Permits would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FFKY or any FFKY Subsidiaries. Except as set forth on Disclosure Memorandum Schedule 5.16, none of FFKY or any of the FFKY Subsidiaries is (or has been during the past five (5) years) in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for such violations which could not have, individually, or in the aggregate, a Material Adverse Effect on FFKY. None of FFKY or any of the FFKY Subsidiaries has received notification or communication from any Governmental Body or the staff thereof (i) asserting that FFKY or any FFKY Subsidiary is in violation of any of the Laws or Orders which such Governmental Body enforces (excluding violations which would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FFKY) or threatening to revoke any Permits. Except as set forth in Disclosure Memorandum Schedule 5.16, neither FFKY nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is a recipient of any extraordinary supervisory letter from, or is subject to any order or directive by, or has adopted any board resolutions at the request of any Governmental Authority (each, whether or not set forth in Disclosure Memorandum Schedule 5.16, a “FFKY Regulatory Agreement”) that restricts, or by its terms will in the future restrict, the conduct of its business or that in any manner relates to its capital adequacy, its credit or risk management policies, its dividend policies, its management, its business or its operations, nor has FFKY or any of its Subsidiaries been advised by any Governmental Authority that it is considering issuing or requesting (or is considering the appropriateness of issuing or requesting) any FFKY Regulatory Agreement. Except as set forth in Disclosure Memorandum Schedule 5.16, to FFKY’s Knowledge, there are no investigations relating to any material regulatory matters pending before any Governmental Authority with respect to FFKY or any of its Subsidiaries. No event has occurred or circumstance exists that (with or without notice or lapse of time) is reasonably likely to constitute or result in a material violation by FFKY or any of the FFKY Subsidiaries of, or a failure on the part of FFKY or any of the FFKY Subsidiaries to materially comply with, any Laws, Orders or Governmental Authorizations, the failure with which to comply could give rise to any obligation on the part of FFKY or any of the FFKY Subsidiaries to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

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5.17.         Labor Relations.

(a)          With respect to FFKY and each FFKY Subsidiary:

(1)         Neither FFKY nor any FFKY Subsidiary is a party to or bound by any labor or collective bargaining agreement and to the Knowledge of FFKY there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit with respect to, or otherwise attempting to represent, any of the employees of FFKY or any FFKY Subsidiary. There are no labor-related controversies, strikes, slowdowns, walkouts or other work stoppages pending or, to the Knowledge of FFKY, threatened and neither FFKY nor any FFKY Subsidiary has experienced any such labor-related controversy, strike, slowdown, walkout or other work stoppage within the past three years.

(2)         Neither FFKY nor any FFKY Subsidiary is a party to, or otherwise bound by, any consent decree or conciliation agreement with, or citation, injunction or order by, any Governmental Body relating to employees or employment practices.

(3)         Each of FFKY and each FFKY Subsidiary is in material compliance with all applicable laws, statutes, orders, rules, regulations, policies or guidelines of any Governmental Body relating to labor, employment, wages, overtime pay, employee classification, immigration, nondiscrimination, affirmative action, plant closings, mass layoffs, termination of employment or similar matters and has not engaged in any unfair labor practices or other prohibited practices related to employees, except where the failure to comply would not, either individually or in the aggregate, have a Material Adverse Effect.

(4)         Neither FFKY nor any FFKY Subsidiary has any workers’ compensation liability outside the Ordinary Course of Business.

(5)         To the Knowledge of FFKY, no executive officer of FFKY or any FFKY Subsidiary: (A) has any present intention to terminate his or her employment or (B) is a party to any noncompetition, noninterference, confidentiality, proprietary rights or other such agreement with a third party that would, if complied with, materially interfere with the performance of such executive officer’s current duties.

(6)         Disclosure Memorandum Schedule 5.17(a)(6) contains a true, complete and correct list of the following information for each employee of FFKY and each FFKY Subsidiary: name; employing entity; job title; primary work location; current compensation rate; FFKY or expected bonus; and FFKY’s or FFKY Subsidiary’s classification of such employee as exempt or not exempt from applicable minimum wage and overtime laws.

(b)          Disclosure Memorandum Schedule 5.17(b) sets forth a true, complete and correct list of all noncompetition, non-solicitation, noninterference, nondisclosure and similar agreements between FFKY or FFKY Subsidiary and any of their employees, directors or independent contractors (including, for this purpose, any former employees, directors or independent contractors to the extent such agreements are currently in effect), copies of which have been made available to CBIN. Each of the agreements set forth on Disclosure Memorandum Schedule 5.17(b) is valid and binding and in full force and effect (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity).

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5.18.         Employee Matters.

(a)          Disclosure Memorandum Schedule 5.18(a) sets forth a true, complete and correct list of each “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended and including the regulations promulgated thereunder (“ERISA”), whether or not written or unwritten or subject to ERISA, as well as each employee or director benefit or compensation plan, arrangement or agreement (whether written or unwritten) and each employment, consulting, bonus, supplemental income, collective-bargaining, incentive or deferred compensation, vacation, stock purchase, stock option or other equity-based, severance, termination, retention, change-in-control, profit-sharing, fringe benefit, workers’ compensation, voluntary employees’ beneficiary association, health, welfare, accident, sickness, death benefit, hospitalization, insurance, personnel policy, disability benefit or other similar plan, program, agreement, arrangement or commitment (whether written or unwritten) for the benefit of any current, former or retired employee, consultant, independent contractor, other service provider or director of FFKY or any FFKY Subsidiary or any of its ERISA Affiliates (as defined herein) entered into, maintained or contributed to by FFKY or any of its ERISA Affiliates or to which FFKY or any of its ERISA Affiliates is obligated to contribute (such plans, programs, agreements, arrangements and commitments, collectively, the “FFKY Benefit Plans”). For purposes of this Agreement, the term “ERISA Affiliate” means any entity that is a member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code), (ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), (iii) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code) or (iv) a “controlled group” within the meaning of Section 4001 of ERISA, any of which includes FFKY or any FFKY Subsidiary. No other FFKY Benefit Plan exists.

(b)          With respect to each FFKY Benefit Plan, FFKY has made available to CBIN true, complete and correct copies of the following (as applicable): (i) the written document evidencing such FFKY Benefit Plan or, with respect to any such plan that is not in writing, a written description thereof; (ii) the summary plan description; (iii) any related trust agreements, insurance contracts or documents of any other funding arrangements; (iv) all amendments, modifications or supplements to any such document; (v) the two most recent actuarial reports; (vi) the most recent determination letter from the IRS; (vii) the three most recent Forms 5500 required to have been filed with the IRS, including all schedules thereto; (viii) any notices to or from the IRS or any office or representative of the Department of Labor or any other Governmental Body relating to any compliance issues in respect of any such FFKY Benefit Plan; and (ix) a list of each Person who has options to purchase FFKY Common Stock or has units or other awards outstanding under any stock-option or other equity-based plan, program or arrangement sponsored by FFKY or any FFKY Subsidiary, noting for each Person the number of options, units and other awards available and the strike price, if any, associated therewith. Disclosure Memorandum Schedule 5.18(b) sets forth as of August 31, 2012 the accrued liability for any such plans, programs and arrangements.

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(c)          With respect to each FFKY Benefit Plan:

(1)         each FFKY Benefit Plan is being and has been administered in all respects in accordance with ERISA, the Code and all other applicable laws and in all material respects in accordance with its governing documents, and all material obligations, whether arising by operation of law or by contract, required to be performed with respect to each FFKY Benefit Plan have been timely performed, and there have been no material defaults, omissions or violations by any party with respect to any FFKY Benefit Plan, and each FFKY Benefit Plan;

(2)         each FFKY Benefit Plan that is intended to be “qualified” under Section 401 and/or 409 of the Code is so qualified and has received a favorable determination letter from the IRS to such effect and, to the knowledge of FFKY, no fact, circumstance or event has occurred since the date of such determination letter or exists that would reasonably be expected to adversely affect the qualified status of any such FFKY Benefit Plan;

(3)         either an application for a new determination letter was filed by the end of such FFKY Benefit Plan’s applicable remedial amendment cycle as determined under Revenue Procedure 2005-66 or the deadline for filing such an application has not yet arrived and all requirements for relying on such extended filing date have been satisfied;

(4)         each FFKY Benefit Plan that is an “employee pension benefit plan” as defined in Section 3(2)(A) of ERISA and is not qualified under Code Section 401(a) is exempt from Part 2, 3 and 4 of Title I of ERISA as an unfunded plan that is maintained primarily for the purpose of providing deferred compensation or life insurance for a select group of management or highly compensated employees, pursuant to Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, and for each such plan Disclosure Memorandum Schedule 5.18(c)(4) contains (A) a list of assets that are maintained or used to informally fund such plan, (B) an analysis of the emerging liabilities of any supplemental executive retirement plans (the “SERPs”) and (C) an analysis of the cash surrender value of the split-dollar insurance policies held pursuant to the SERPs. Any trust agreement supporting such plan has been provided as described in Section 5.18(b)(iii);

(5)         no claim, lawsuit, arbitration or other action has been threatened, asserted, instituted or, to FFKY’s or any ERISA Affiliate’s Knowledge, is anticipated against any of the FFKY Benefit Plans (other than routine claims for benefits and appeals of such claims), any trustee or fiduciaries thereof, FFKY (including any FFKY Subsidiary), any ERISA Affiliate, any director, officer or employee thereof, or any of the assets of any trust of any of the FFKY Benefit Plans;

(6)         all contributions, premiums and other payments required to be made with respect to any FFKY Benefit Plan have been made on or before their due dates under applicable law and the terms of such FFKY Benefit Plan, and with respect to any such contributions, premiums or other payments required to be made with respect to any FFKY Benefit Plan that are not yet due, to the extent required by GAAP, adequate reserves are reflected on the consolidated balance sheet of FFKY for the fiscal year ended December 31, 2013 (including any notes thereto) or liability therefor was incurred in the ordinary course of business consistent with past practice since December 31, 2013;

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(7)         no FFKY Benefit Plan is under, and FFKY (including any FFKY Subsidiary or any ERISA Affiliate thereof) has not received any notice of, an audit or investigation by the IRS, Department of Labor or any other Governmental Body and no such completed audit, if any, has resulted in the imposition of any Tax or penalty;

(8)         no FFKY Benefit Plan is a self-funded or self-insured arrangement, and, with respect to each FFKY Benefit Plan that is funded in whole or in part through an insurance policy, neither FFKY (including any FFKY Subsidiary) nor any ERISA Affiliate has any liability in the nature of retroactive rate adjustment, loss-sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring on or before the date of this Agreement or is reasonably expected to have such liability with respect to periods through the Effective Time;

(9)         all reports and disclosures relating to each FFKY Benefit Plan required to be filed with or furnished to Governmental Bodies (including the IRS, Pension Benefit Guaranty Corporation and the Department of Labor), FFKY Benefit Plan participants or beneficiaries have been filed or furnished in all material respects in a timely manner in accordance with applicable Law;

(10)        neither the execution, delivery or performance of this Agreement by FFKY nor the consummation of the transactions contemplated hereby (either alone or in connection with any other event) will (A) require FFKY or any FFKY Subsidiary to make a larger contribution to, or pay greater benefits or provide other rights under, any FFKY Benefit Plan than it otherwise would, whether or not some other subsequent action or event would be required to cause such payment or provision to be triggered, (B) create or give rise to any additional vested rights or service credits under any FFKY Benefit Plan or (C) conflict with the terms of any FFKY Benefit Plan;

(11)        all obligations of FFKY, each FFKY Subsidiary and ERISA Affiliate and each fiduciary under each FFKY Benefit Plan, whether arising by operation of Law or by Contract, required to be performed under Section 4980B of the Code, as amended, and Sections 601 through 609 of ERISA, or similar state law (“COBRA”), including such obligations that may arise by virtue of the transactions contemplated by this Agreement, have been or will be timely performed in all material respects;

(12)        to the Knowledge of FFKY, FFKY and each FFKY Subsidiary and ERISA Affiliate of FFKY, as applicable, has maintained in all material respects all employee data necessary to administer each FFKY Benefit Plan, including all data required to be maintained under Section 107 of ERISA, and such data are true and correct and are maintained in usable form; and

(13)        except as disclosed on Disclosure Memorandum Schedule 5.18(c)(13), no FFKY Benefit Plan provides for any gross-up payment associated with any Taxes.

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(d)          No FFKY Benefit Plan is subject to Section 412 of the Code or Section 302 or Title IV of ERISA or is a multiemployer plan or multiple employer plan within the meaning of Sections 4001(a)(3) or 4063/4064 of ERISA, respectively, and neither FFKY nor any FFKY Subsidiary or ERISA Affiliates has ever maintained, contributed to, sponsored or had an obligation to contribute to any such plan. Neither FFKY nor any FFKY Subsidiary or ERISA Affiliates has incurred, either directly or indirectly (including as a result of any indemnification or joint and several liability obligation), any liability pursuant to Title I or IV of ERISA or the penalty tax, excise tax or joint and several liability provisions of the Code relating to employee benefit plans, in each case, with respect to the FFKY Benefit Plans and no event, transaction or condition has occurred or exists that could reasonably be expected to result in any such liability to FFKY or any FFKY Subsidiary or ERISA Affiliates.

(e)          Except as otherwise provided in this Agreement or as disclosed on Section 5.18(e) of the Disclosure Memorandum, neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will, either alone or in conjunction with any other event, (i) result in any payment or benefit becoming due or payable, or required to be provided, to any current, former or retired director, executive officer, employee, consultant, independent contractor or other service provider of FFKY or any FFKY Subsidiary or ERISA Affiliates, (ii) increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any such director, employee or independent contractor, (iii) result in the acceleration of the time of payment, vesting or funding of any such benefit or compensation or (iv) result in any amount failing to be deductible by reason of Section 280G of the Code or be subject to the sanctions imposed under Section 4999 of the Code.

(f)          Neither FFKY, any other “disqualified person” (as defined in Section 4975 of the Code), any “party-in-interest” (as defined in Section 3(14) of ERISA) and, to the Knowledge of FFKY, any trustee or administrator of any FFKY Benefit Plan, has engaged in a nonexempt “prohibited transaction,” as defined in Section 4975 of the Code and Section 406 of ERISA, in each case, such as could reasonably be expected to give rise to any tax or penalty under Section 4975 of the Code or Section 406 of ERISA. All “fiduciaries,” as defined in Section 3(21) of ERISA, with respect to the FFKY Benefit Plans have complied in all respects with the requirements of Section 404 of ERISA. FFKY and its ERISA Affiliates have in effect fiduciary liability insurance covering each fiduciary of the FFKY Benefit Plans.

(g)          No payment made or to be made in respect of any employee or former employee of FFKY or any FFKY Subsidiary would reasonably be expected to be nondeductible by reason of Section 162(m) of the Code.

(h)          Except as disclosed in Disclosure Memorandum Schedule 5.18(h) (which shall contain the actual value of the obligations of all such benefits other than health benefits, with respect to which current payment amounts and duration of payment obligation are provided), neither FFKY nor FFKY Subsidiary (i) provides health or welfare benefits for any retired or former employee or (ii) is obligated to provide health or welfare benefits to any active employees after their retirement or other termination of service, unless required to do so under COBRA.

(i)          Neither FFKY nor any FFKY Subsidiary or ERISA Affiliates maintains any employee benefit plan or arrangement that is governed by the laws of any government outside of the United States.

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(j)          Any individual who performs services for FFKY or any FFKY Subsidiary and who is not treated as an employee for federal income tax purposes by FFKY or any FFKY Subsidiary is not an employee under applicable law or for any purpose including for tax withholding purposes or FFKY Benefit Plan purposes.

(k)          (i) Each FFKY Benefit Plan that is a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code), including each award thereunder, has been operated since its date of inception in good faith compliance with the applicable provisions of Section 409A of the Code and the Treasury Regulations and other official guidance issued thereunder (collectively, “Section 409A”) and has been since January 1, 2009, in documentary compliance with the applicable provisions of Section 409A; (ii) neither FFKY nor any FFKY Subsidiary (1) have been required to report to any government entity or authority any corrections made or Taxes due as a result of a failure to comply with Section 409A and (2) have any indemnity or gross-up obligation for any Taxes or interest imposed or accelerated under Section 409A; (iii) nothing has occurred, whether by action or failure to act, or is reasonably expected or intended to occur, that would subject an individual having rights under any such FFKY Benefit Plan to accelerated Tax as a result of Section 409A or a Tax imposed under Section 409A; and (iv) for any FFKY Benefit Plan that is not intended to be subject to Section 409A because it is not a nonqualified deferred compensation plan under Treasury Regulations 1.409A-1(a)(2) through 1.409A-1 (a)(5), or due to the application of Treasury Regulations Section 1.409A-1(b), all the conditions required to retain such treatment remain in effect and are not reasonably expected to change so as to subject such FFKY Benefit Plan to Section 409A.

5.19.         Material Contracts. None of FFKY, any FFKY Subsidiary or any of their respective Assets, businesses or operations is a party to, is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting or retirement Contract, (ii) any Contract relating to the borrowing of money by FFKY or any of the FFKY Subsidiaries or the guarantee by FFKY or any of the FFKY Subsidiaries of any such obligation (other than Contracts evidencing deposit liabilities, fully-secured repurchase agreements, letters of credit and trade payables made or incurred in the Ordinary Course of Business), (iii) any Contracts which prohibit or restrict FFKY or any of the FFKY Subsidiaries from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (iv) any exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial Contract, or any other interest rate or foreign currency protection Contract which is a financial derivative Contract (including various combinations thereof), (v) any Contract not made in the Ordinary Course of Business, (vi) any Contract relating to capital expenditures and involving future payments which (either alone or when combined with other like Contracts) exceed $10,000, (vii) apart from this Agreement and the LOI, any Contract involving an Acquisition Proposal, (viii) any Contract involving Intellectual Property, (ix) any Contract involving the provision of data processing or other technical services, or (x) any Contract which (A) will not be performed within sixty (60) days of the date of this Agreement, (B) involves future payments by FFKY or any FFKY Subsidiary (whether during the term of any such Contract or in connection with its termination or expiration) in excess of $10,000 or (C) is not cancelable by FFKY or any FFKY Subsidiary without penalty on no more than thirty (30) days’ notice. A copy of any Contract, and all amendments thereto, described in the immediately preceding sentence to which FFKY, any FFKY Subsidiary or any of their respective Assets, businesses or operations is party to, is bound or affected by, or receives benefits under, has been provided to CBIN. With respect to each FFKY Contract: (i) the Contract is valid and in full force and effect in accordance with its terms; (ii) none of FFKY or any FFKY Subsidiary is in Default thereunder; (iii) none of FFKY or any FFKY Subsidiary has repudiated or waived any material provision of any such Contract; (iv) no other party to any such Contract is, to the Knowledge of FFKY, in material Default in any respect or has repudiated or waived any material provision thereunder; (v) no event or condition has occurred or exists (or is alleged to have occurred or existed) which constitutes (or with the lapse of time might constitute) a material Default; and (vi) the Contract may be assigned by FFKY or any FFKY Subsidiary in connection with the Share Exchange and the Mergers without the consent of the other party or parties thereto (or without a Change in Control occurring with respect to FFKY or FFB).

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5.20.         Legal Proceedings. There is no Proceeding instituted or pending, or, to the Knowledge of FFKY, threatened (or unasserted but considered probable of assertion) against FFKY or any FFKY Subsidiary, or against any asset, employee benefit plan, interest or right of FFKY or any FFKY Subsidiary nor are there any Orders of any Governmental Body outstanding against FFKY or any FFKY Subsidiary. There is no Proceeding instituted or pending, or to the Knowledge of FFKY, threatened (or unasserted but considered probable of assertion) against any officer, director or employee of FFKY or any FFKY Subsidiary arising in connection with actions taken (or omitted to be taken) by such officer, director or employee in his capacity as an officer, director or employee. Disclosure Memorandum Schedule 5.20 includes a summary report of all Proceedings as of the date of this Agreement to which FFKY or any FFKY Subsidiary (or officer, director or employee of FFKY or any FFKY Subsidiary) is a party.

5.21.         Risk Management Instruments. All Derivative Transactions, whether entered into for the account of FFKY or any FFKY Subsidiary or for the account of a customer of FFKY or any FFKY Subsidiary, were entered into in the Ordinary Course of Business consistent with past practice and in accordance with applicable Laws, rules, regulations and policies of any Regulatory Authority and in accordance with the investment, securities, commodities, risk management and other policies, practices and procedures employed by FFKY and FFKY Subsidiaries, and with counterparties believed at the time to be financially responsible and able to understand (either alone or in consultation with their advisers) and to bear the risks of such Derivative Transactions. All of such Derivative Transactions are legal, valid and binding obligations of FFKY or an FFKY Subsidiary enforceable against it in accordance with their terms, and are in full force and effect. FFKY and FFKY Subsidiaries have duly performed their obligations under the Derivative Transactions to the extent that such obligations to perform have accrued and, to FFKY’s Knowledge, there are no Defaults, or allegations or assertions of Defaults by any party, thereunder.

5.22.         Reports. Since January 1, 2009, FFKY and each FFKY Subsidiary has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file with any Governmental Body and has paid all fees and assessments due and payable in connection therewith. As of its respective date (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), none of such documents so filed contained any untrue statement of a material fact, omitted to state a material fact required to be stated therein, or intentionally omitted to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Copies of all reports, correspondence, notices and other documents relating to any inspection, examination, audit, monitoring or other form of review or enforcement action by a Regulatory Authority that are permitted to be disclosed to CBIN by Law have been made available to CBIN.

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5.23.         Deposits. The deposit records of FFB accurately reflect FFB’s deposit accounts. There are no material uncured violations or violations with respect to which material refunds or restitution may be required with respect to FFB deposit liabilities and the terms and conditions and other documentation with respect to FFB deposit liabilities comply in all material respects with all applicable Laws and have been made available to CBIN. FFB deposit liabilities are insured by the FDIC to the full extent provided by Law. FFB is in material compliance with all terms and conditions and other documentation applicable to bank deposit liabilities. To the Knowledge of FFKY, there are not (and have not been within the past three years) any “kiting” schemes associated with any of FFB’s deposit liabilities.

5.24.         Books and Records. The books of account, general ledger and records of FFKY and each FFKY Subsidiary fairly and accurately in all material respects reflect the assets and liabilities of FFKY and each FFKY Subsidiary, respectively. The books of account, general ledger and records of FFKY and each FFKY Subsidiary (i) are maintained by each such Person substantially in accordance with applicable legal and accounting requirements and (ii) reflect only actual transactions. The records and other information provided in accordance with this Agreement will accurately reflect in all material respects the book value of the assets and liabilities referred to therein as of their respective dates, recorded at their historical cost and depreciated or otherwise adjusted in accordance with the subject Person’s historical accounting policies, all in accordance with GAAP and regulatory accounting practices consistently applied.

5.25.         Safe Deposit Boxes. FFB is in compliance in all material respects with the terms and conditions of the applicable leases or other agreements relating to the safe deposit boxes currently offered or maintained in connection with the safe deposit business conducted by FFB.

5.26.         Community Reinvestment Act. FFB has complied in all material respects with the provisions of the Community Reinvestment Act (“CRA”) and the rules and regulations thereunder, has a CRA rating of not less than “satisfactory,” has received no material criticism from regulators with respect to discriminatory lending practices, and has no Knowledge of any conditions or circumstances that are likely to result in a CRA rating of less than “satisfactory” or material criticism from regulators with respect to discriminatory lending practices.

5.27.         Privacy of Customer Information.

(a)          FFB is the sole owner or, in the case of participated loans, a co-owner with the other participant(s), of all individually identifiable personal information (“IIPI”) relating to customers, former customers and prospective customers that will be transferred to YCB pursuant to this Agreement, the Bank Merger and the other transactions contemplated hereby. For purposes of this Section 5.27, “IIPI” shall include any information relating to an identified or identifiable natural person.

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(b)          The collection and use of such IIPI by FFB and the transfer of such IIPI to YCB complies in all material respects with all applicable privacy policies, the Fair Credit Reporting Act, the Gramm-Leach-Bliley Act and all other applicable state, federal and foreign privacy Law, and any Contract or industry standard relating to privacy. In accordance with the requirements of the Gramm-Leach-Bliley Act, and the regulations promulgated thereunder, FFKY and FFB (i) maintain the security and confidentiality of customer records and information; (ii) protect against any anticipated threats or hazards to the security or integrity of such records; and (iii) protect against unauthorized access to or use of such records or information, which could result in substantial harm or inconvenience to any customer.

5.28.         Technology Systems.

(a)          No action will be necessary as a result of the transactions contemplated by this Agreement to enable use of the electronic data processing, information, record keeping, communications, telecommunications, hardware, third party software, networks, peripherals, portfolio trading and computer systems, including, without limitation, any outsourced systems and processes, and any Intellectual Property that is used by FFKY or FFB (collectively, the “Technology Systems”), following the Closing.

(b)          The Technology Systems (for a period of 18 months prior to the Closing Date) have not suffered unplanned disruption causing a Material Adverse Effect. Except for ongoing payments due under relevant third party agreements, the Technology Systems are free from any Encumbrances. Access to business critical parts of the Technology Systems is not shared with any third party.

(c)          FFB’s disaster recovery and business continuity arrangements have been provided to CBIN with the Disclosure Memorandum. To the best of FFKY’s Knowledge, such program ensures that FFKY and FFB can recover its mission critical functions, and complies with the requirements of the Federal Financial Institutions Examination Council (“FFIEC”), the SEC, and the FDIC.

(d)          Neither FFKY nor FFB has received notice of, nor is any of same aware of any material circumstances including, without limitation, the execution of this Agreement, that would enable any third party to terminate any agreements or arrangements relating to the Technology Systems (including maintenance and support).

5.29.         Bank Secrecy Act Compliance. FFB is and has been in compliance in all material respects with the provisions of the Bank Secrecy Act of 1970, as amended (the “Bank Secrecy Act”), and all regulations promulgated thereunder including, but not limited to, those provisions of the Bank Secrecy Act that address suspicious activity reports and compliance programs. FFB has implemented a Bank Secrecy Act compliance program that covers all of the required program elements as required by 12 C.F.R. § 326.8.

5.30.         SEC Documents. FFKY has been in compliance in all material respects with the Securities Laws and/or filed all SEC Documents it has been required to file and FFKY will be in compliance in all material respects with the Securities Laws and will file all SEC Documents it is required to file between the date hereof and the Effective Time.

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5.31.         Statements True and Correct.

(a)          This Agreement and the Disclosure Memorandum, taken as a whole, do not contain an untrue statement of a material fact by FFKY or omit to state a material fact necessary to make the statements by FFKY contained herein or therein, in light of the circumstances in which they are made, not misleading.

(b)          All of the information supplied or to be supplied by FFKY expressly for inclusion in any filing with any Governmental Body in connection with the transactions contemplated hereby will be true, correct and complete on the date thereof and will comply as to form in all material respects with the provisions of applicable Law.

5.32.         Regulatory Matters. FFKY has no Knowledge of any fact or circumstance that is reasonably likely to materially impede or delay receipt of any Consents of Governmental Bodies referred to in Section 8.1(a) of this Agreement.

5.33.         Brokers’ or Finders’ Fees. Apart from Keefe, Bruyette & Woods, Inc. and Professional Bank Services, Inc., no agent, broker or other Person acting on behalf of FFKY or under its authority is or shall be entitled to any commission, broker’s or finder’s fee in connection with any of the transactions contemplated by this Agreement.

ARTICLE 6
REPRESENTATIONS AND WARRANTIES of CBIN

CBIN hereby represents and warrants to FFKY, as follows:

6.1.          Organization, Standing and Power. CBIN is a corporation validly existing, and in good standing under the Laws of the State of Indiana, as applicable, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its assets. CBIN is duly qualified or licensed to transact business as a foreign corporation in good standing in each of the States of the United States and in each foreign jurisdiction where the character of its assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBIN.

6.2.          Authority; No Breach by Agreement.

(a)          CBIN has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement by CBIN and the consummation of the transactions contemplated herein and therein, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of CBIN. Subject to the receipt of all Consents required from Governmental Bodies and the expiration of all mandatory waiting periods, and assuming the due authorization, execution and delivery of this Agreement by FFKY this Agreement represents a legal, valid and binding obligation of CBIN, enforceable against CBIN in accordance with its terms.

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(b)          Neither the execution and delivery of this Agreement by CBIN, nor the consummation by CBIN of the transactions contemplated hereby or thereby, nor compliance by CBIN with any of the provisions hereof or thereof will (i) conflict with or result in a breach of any provision of CBIN’s Articles of Incorporation or Bylaws (ii) constitute or result in a Default under, or require any Consent (excluding Consents required by Law or Order) pursuant to, or result in the creation of any Encumbrance on any material asset of CBIN or any CBIN Subsidiary under, any Contract or Governmental Authorization of or applicable to CBIN or any CBIN Subsidiary except for such Defaults and Encumbrances which will not, and for such Consents which, if not obtained, will not have, individually or in the aggregate, a Material Adverse Effect on CBIN or any CBIN Subsidiary, or (iii) subject to receipt of the requisite Consents referred to in Section 9.1(a) hereof, violate any Law or Order applicable to CBIN or any CBIN Subsidiary or any of their respective material Assets.

(c)          Other than (i) Consents required from Governmental Bodies, and (ii) Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBIN, no notice to, filing with, or Consent of, any Governmental Body is necessary for the consummation by CBIN of the transactions contemplated in this Agreement.

6.3.          Capital Stock. The authorized capital stock of CBIN consists solely of (i) 5,000,000 shares of blank check preferred stock, of which 28,000 shares of CBIN Preferred Stock were issued and outstanding as of December 31, 2013, and (ii) 10,000,000 shares of CBIN Common Stock, of which approximately 3,437,107 shares were issued and outstanding as of March 21, 2014. All of the issued and outstanding shares of CBIN Common Stock are, and all of the shares of CBIN Common Stock to be issued in exchange for shares of FFKY Common Stock upon consummation of the Share Exchange, when issued in exchange for shares of FFKY Common Stock upon consummation of the Share Exchange and in accordance with the terms of this Agreement, will be, duly and validly authorized, issued and outstanding, and fully paid and nonassessable under the IBCL and CBIN’s Articles of Incorporation and Bylaws. None of the shares of CBIN Common Stock to be issued in exchange for shares of FFKY Common Stock upon consummation of the Share Exchange will be, issued in violation of any preemptive rights of any Person.

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6.4.          CBIN Subsidiaries. CBIN or one of the CBIN Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each of the other CBIN Subsidiaries which would qualify as a “Significant Subsidiary” (as such term is defined in Rule 1.02(w) of Regulation S-X promulgated under the Securities Laws) of CBIN. No capital stock (or other equity interest) of any CBIN Subsidiary which would qualify as a Significant Subsidiary of CBIN, is or may become required to be issued (other than to another CBIN Subsidiary) by reason of any Rights, and there are no Contracts by which CBIN or any of CBIN Subsidiaries which is a Significant Subsidiary of CBIN, is bound to issue (other than to CBIN or any of CBIN Subsidiaries) additional shares of its capital stock (or other equity interests) or Rights or by which CBIN or any of CBIN Subsidiaries is or may be bound to transfer any shares of the capital stock (or other equity interests) of any of CBIN or any of CBIN Subsidiaries (other than to CBIN or any of CBIN Subsidiaries). There are no Contracts relating to the rights of CBIN or any CBIN Subsidiary which is wholly-owned by CBIN or which would qualify as a Significant Subsidiary of CBIN, to vote or to dispose of any shares of the capital stock (or other equity interests) of any of CBIN Subsidiaries. All of the shares of capital stock (or other equity interests) of each CBIN Subsidiary which would qualify as a Significant Subsidiary of CBIN and which is held by CBIN or any CBIN Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable under the applicable corporation or similar Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by CBIN or a CBIN Subsidiary free and clear of any Encumbrances. None of the issued and outstanding shares of capital stock of any CBIN Subsidiary which qualifies as a Significant Subsidiary of CBIN, has been issued in violation of any preemptive rights of any Person. Each CBIN Subsidiary is either a bank, partnership, limited liability company or a corporation, and each such CBIN Subsidiary which qualifies as a Significant Subsidiary of CBIN is duly organized, validly existing and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each CBIN Subsidiary which qualifies as a Significant Subsidiary of CBIN is duly qualified or licensed to transact business as a foreign corporation in good standing in each of the States of the United States and in each foreign jurisdiction where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBIN. The minute book and other organizational documents (and all amendments thereto) for CBIN and each CBIN Subsidiary that qualifies as a Significant Subsidiary of CBIN, have been made available to FFKY for its review, and are true and complete in all material respects as in effect as of the date of this Agreement.

6.5.          Financial Statements. Each of CBIN Financial Statements (including, in each case, any related notes) contained in CBIN SEC Documents, including any CBIN SEC Document filed after the date of this Agreement until the Effective Time, complied, or will comply, as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared, or will be prepared, in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Regulation S-X promulgated under the Securities Laws), and fairly presented, or will fairly present, in all material respects the consolidated financial position of CBIN and CBIN Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows of CBIN and CBIN Subsidiaries for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

6.6.          Absence of Certain Changes or Events. Since December 31, 2013, except as disclosed in CBIN SEC Documents made available prior to the date of this Agreement, there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBIN or any of the CBIN Subsidiaries.

6.7.          Compliance With Laws. CBIN is duly registered as a bank holding company under the BHC Act. Each of CBIN and the CBIN Subsidiaries has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except where the failure to hold such permits would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBIN or any CBIN Subsidiary. None of CBIN or any of CBIN Subsidiaries:

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(a)          is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for such violations which would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBIN; or

(b)          has received any notification or communication from any Governmental Body or the staff thereof (i) asserting that CBIN or any CBIN Subsidiary is in violation of any of the Laws or Orders which such Governmental Body enforces (excluding violations which would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBIN), (ii) threatening to revoke any Permits, or (iii) requiring CBIN or any CBIN Subsidiary to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board of Directors resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends. No event has occurred or circumstance exists that (with or without notice or lapse of time) may constitute or result in a violation by CBIN or any of CBIN Subsidiaries of, or a failure on the part of CBIN or any of CBIN Subsidiaries to comply with, any Laws, Orders or Governmental Authorizations, the failure with which to comply could give rise to any obligation on the part of CBIN or any of CBIN Subsidiaries to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

6.8.          Legal Proceedings. There is no Proceeding instituted or pending, or, to the Knowledge of CBIN, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against CBIN or any CBIN Subsidiary, or against any Asset, employee benefit plan, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBIN, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against CBIN or any CBIN Subsidiary.

6.9.          Brokers’ or Finders’ Fees. Apart from Sterne, Agee & Leach, Inc., no agent, broker or other Person acting on behalf of CBIN or under its authority is or shall be entitled to any commission, broker’s or finder’s fee in connection with any of the transactions contemplated by this Agreement.

6.10.         No FFKY Common Stock Owned. None of CBIN or any CBIN Subsidiary owns any shares of FFKY Common Stock except in a fiduciary capacity.

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6.11.         Accuracy of SEC Information. None of the information supplied or to be supplied by CBIN expressly for inclusion in the Registration Statement to be filed by CBIN with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by CBIN expressly for inclusion in the FFKY Proxy Statement to be mailed to FFKY’s shareholders in connection with the FFKY Shareholders’ Meeting, and any other documents to be filed by CBIN or any CBIN Subsidiary with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the FFKY Proxy Statement, when first mailed to the shareholders of FFKY, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the FFKY Proxy Statement or any amendment thereof or supplement thereto, at the time of the FFKY Shareholders’ Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement made by CBIN in any earlier communication with respect to the solicitation of any proxy for the FFKY Shareholders’ Meeting. All documents that CBIN or any CBIN Subsidiary is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

6.12.         SEC Documents. CBIN has been in compliance in all material respects with the Securities Laws and/or filed all SEC Documents it has been required to file and CBIN will be in compliance in all material respects with the Securities Laws and will file all SEC Documents it is required to file between the date hereof and the Effective Time.

6.13.         Capital. CBIN is well-capitalized under the appropriate bank holding company regulatory guidelines.

6.14.         Bank Secrecy Act Compliance. CBIN is and has been in compliance in all material respects with the provisions of the Bank Secrecy Act, and all regulations promulgated thereunder including, but not limited to, those provisions of the Bank Secrecy Act that address suspicious activity reports and compliance programs. CBIN has implemented a Bank Secrecy Act compliance program that adequately covers all of the required program elements as required by 12 C.F.R. § 21.21.

6.15.         Community Reinvestment Act. YCB has complied in all material respects with the provisions of the CRA and the rules and regulations thereunder, has a CRA rating of not less than “satisfactory,” has received no material criticism from regulators with respect to discriminatory lending practices, and has no Knowledge of any conditions or circumstances that are likely to result in a CRA rating of less than “satisfactory” or material criticism from regulators with respect to discriminatory lending practices.

6.16.         Available Funds. Immediately before the Effective Time, CBIN will have cash sufficient to pay any amounts required to be paid by CBIN pursuant to Articles 3 and 4 of this Agreement.

6.17.         Statements True and Correct.

(a)          Neither this Agreement, nor any Exhibit, Schedule or document delivered by CBIN to FFKY in connection with this Agreement or any of the transactions contemplated hereby contains or shall contain an untrue statement of a material fact or omits or shall omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

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(b)          All of the information supplied or to be supplied by CBIN expressly for inclusion in any filing with any Governmental Body in connection with the transactions contemplated hereby will be true, correct and complete and will comply as to form in all material respects with the provisions of applicable Law.

ARTICLE 7
CONDUCT OF BUSINESS PENDING CONSUMMATION

7.1.          Affirmative Covenants of FFKY. From the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement, FFKY shall (and covenants to cause FFB and any other FFKY Subsidiary to) (i) operate its business only in the Ordinary Course, (ii) use commercially reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises, and (iii) make determinations respecting the designation and classification of FFB loans in accordance with GAAP and the requirements of Regulatory Authorities having jurisdiction over FFKY and any FFKY Subsidiary.

7.2.          Negative Covenants. Except as specifically permitted or contemplated by this Agreement, and except as otherwise set forth on Disclosure Memorandum Schedule 7.2, from the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement, FFKY covenants and agrees that it will not (and will cause each of FFB and any other FFKY Subsidiary not to) do any of the following without the prior written consent of the chief executive officer or chief financial officer of CBIN, which consent shall not be unreasonably withheld, denied or delayed:

(a)          amend its Articles of Incorporation, Bylaws or other governing instruments;

(b)          except in the Ordinary Course of Business, (i) incur any Funded Debt, (ii) impose, or suffer the imposition of, on any material Asset (or Assets) any Encumbrance or permit any such Encumbrance to exist (other than in the Ordinary Course of Business in connection with deposits, repurchase agreements, bankers acceptances, “treasury tax and loan” accounts, equipment leases, and the satisfaction of legal requirements in the exercise of trust powers), or (iii) guarantee or become a surety or otherwise contingently liable for any obligations of others;

(c)          repurchase, redeem or otherwise acquire or exchange, directly or indirectly, any shares of FFKY Common Stock or FFB Common Stock or any other equity interest in an FFKY Subsidiary or declare, set aside or pay any dividend or make any other distribution in respect of FFKY Common Stock or FFB Common Stock or any other equity interest in an FFKY Subsidiary;

(d)          issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue capital stock or other equity interest, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of capital stock or other equity interest, or any other Right to acquire any such stock or other equity interest, or any security convertible into any such stock or other equity interest;

(e)          adjust, split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of or in substitution for shares of capital stock;

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(f)          sell, lease or transfer in any fashion Assets having in the aggregate a book value in excess of $50,000;

(g)          except for purchases of investment securities acquired in the Ordinary Course of Business, purchase any securities or make any investment, either by purchase of stock or securities, contributions to capital, asset transfers, or purchase of any assets, in any Person or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the Ordinary Course of Business, or (ii) acquisitions of control in its fiduciary capacity, or (iii) satisfaction of debts previously contracted in good faith and in the Ordinary Course of Business;

(h)          grant any increase in compensation or benefits to its employees, directors or officers or pay any severance or termination pay or any bonus; enter into or amend any severance agreements with officers; grant any increase in fees or other increases in compensation or other benefits to directors; or voluntarily accelerate the vesting of any employee benefits; hire any person as an employee of FFKY or any FFKY Subsidiary, except for at-will employees at an annual rate of salary not to exceed $50,000 to fill vacancies that may arise from time to time in the Ordinary Course of Business; or promote any employee, except to satisfy contractual obligations existing as of the date hereof and set forth on Disclosure Memorandum Schedule 7.2(g);

(i)          enter into or modify any employment Contract with any Person, except for changes that are required by Law;

(j)          adopt any new employee benefit plan of or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans, other than any such change that is required by Law or that, in the opinion of counsel to FFKY, is necessary or advisable to maintain the tax qualified status of any such plan, nor make any distributions from such employee benefit plans, except as required by Law, by the terms of such plans, or in a manner consistent with past practices with respect to the applicable plan, nor make any contributions to any such employee benefit plans except in a manner consistent with past practices;

(k)          make any change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or other Laws, regulatory accounting requirements, or GAAP;

(l)          commence any Proceeding other than in the Ordinary Course of Business or settle any Proceeding involving any Liability for material money damages or restrictions upon its operations, which settlement involves payment by FFKY or any FFKY Subsidiary in excess of $15,000 and/or that would impose any material restriction on the business of FFKY or any FFKY Subsidiary or create precedent for claims that are reasonably likely to be material to FFKY or any FFKY Subsidiary;

(m)          enter into any agreement or arrangement that would result in a Change in Control other than pursuant to Section 8.8;

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(n)          except in connection with any workout, encourage or solicit any FFB customer or depositor to replace or diminish his relationship with FFB including, without limitation, through entering into (or enhancing) a relationship with an Affiliate of FFB or FFKY;

(o)          enter into (or acquire the entirety of or a portion of) a loan, discount or lease financing other than in the Ordinary Course;

(p)          except in the Ordinary Course, enter into, modify, amend, or terminate any Contract or waive, release, compromise, or assign any material rights or claims;

(q)          make any changes to FFB’s deposit pricing (other than immaterial changes on an individual customer basis, consistent with past practices) that are not consented to in writing by CBIN (provided that any requisite consent of CBIN will not be unreasonably withheld or delayed);

(r)          except for loans or extensions of credit approved and/or committed as of the date hereof that are listed on Disclosure Memorandum Schedule 7.2(q), make, renew, renegotiate, increase, extend or modify any (A) unsecured loan in excess of $50,000, (B) loan secured by other than a first lien in excess of $50,000, (C) loan in excess of FFIEC regulatory guidelines relating to loan to value rations, or (D) any first lien secured loan over $250,000, unless any such loan or extension of credit has been expressly consented to in writing by CBIN (which consent will not be unreasonably withheld, denied or delayed); or

(s)          take any action which would (i) materially adversely affect the liability of any Party to obtain any Consents required for the transactions contemplated hereby, or (ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

7.3.          Negative Covenants of CBIN. Except as specifically permitted or contemplated by this Agreement, and except as otherwise set forth on Disclosure Memorandum Schedule 7.3, from the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement, CBIN covenants and agrees that it will not (and will cause each of YCB and any other CBIN Subsidiary not to) do any of the following without the prior written consent of the chief executive officer or chief financial officer of FFKY, which consent shall not be unreasonably withheld, denied or delayed;

(a)          enter into any agreement that would result in a Change in Control;

(b)          take any action which would (i) materially and adversely affect the ability of any Party to obtain any Consent required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b) of this Agreement, or (ii) materially and adversely affect the ability of any Party to perform its covenants and agreements under this Agreement;

(c)          Knowingly take or omit to take any action that as a result would materially adversely affect or delay regulatory approval of the transactions contemplated by this Agreement; or

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(d)          encourage or solicit any FFB customer or depositor to replace or diminish his relationship with FFB.

7.4.          Adverse Changes in Condition. Each Party agrees to give written notice promptly to the other Parties upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it which (i) could have, individually or in the aggregate, a Material Adverse Effect on it or (ii) would cause or constitute a breach of any of its representations, warranties, or covenants contained herein or which would prevent the satisfaction of any condition precedent set forth in Article 9 of this Agreement, and to use its reasonable efforts to prevent or promptly to remedy the same.

7.5.          Reports. Each Party and its Subsidiaries shall file all reports required to be filed by it with Governmental Bodies between the date of this Agreement and the Closing Date and, to the extent permitted by Law, shall deliver to the other Parties copies of all such reports (the delivery of which is not prohibited by Law) promptly after the same are filed. If financial statements are contained in any such reports, such financial statements will fairly present the consolidated financial position of the Person filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholder’s equity, and cash flows of such Person for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material) unless otherwise required by applicable Law. As of their respective dates, such reports will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. FFKY shall deliver to CBIN the Consolidated Reports of Condition and Income filed by FFB from the date of this Agreement through the Closing Date. FFKY shall make available at FFB’s main office a list of all of FFB’s paid-off loans, loan reductions, new loans or increases in existing loans to customers setting forth the amount of such loans, the collateral securing such loans, and any other matters or information concerning such loans as CBIN shall reasonably request.

ARTICLE 8
ADDITIONAL AGREEMENTS

8.1.          Registration Statement; Proxy Statement; Shareholder Approval. CBIN shall prepare and file the Registration Statement, of which the CBIN Proxy Statement and the FFKY Proxy Statement shall form a part, with the SEC, and use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state Blue Sky or securities Laws in connection with the issuance of the shares of Company Common Stock constituting the Stock Consideration upon consummation of the Share Exchange. FFKY shall furnish all information concerning it and the holders of its capital stock as Company may reasonably request in connection with such action. Subject to Section 8.8 hereof, CBIN and FFKY shall call the CBIN Shareholders’ Meeting and the FFKY Shareholders’ Meeting, respectively, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and the Plan of Share Exchange and such other related matters as deemed appropriate. In connection with the CBIN Shareholders’ Meeting and the FFKY Shareholders’ Meeting, (i) the Board of Directors of CBIN and FFKY (as applicable) shall recommend (subject to Section 8.8 hereof) to its shareholders the approval of the Share Exchange, and (ii) the Board of Directors and officers of CBIN and FFKY (as applicable) (subject to Section 8.8 hereof) shall use their reasonable efforts to obtain shareholder approval of the Share Exchange.

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8.2.          Exchange Listing. Company shall use its reasonable efforts to list, prior to the Effective Time, on the NASDAQ-CM, subject to official notice of issuance, the shares of Company Common Stock to be issued to the holders of FFKY Common Stock pursuant to the Share Exchange, and CBIN shall give all notices and make all filings with the NASDAQ-CM required in connection with the transactions contemplated herein.

8.3.          Filings with State Offices. Upon the terms and subject to the conditions of this Agreement, CBIN and FFKY each agree to execute if necessary and file Articles of Share Exchange with the Secretaries of State of Indiana and Kentucky in connection with the Closing.

8.4.          Applications. As soon as practicable following the date of this Agreement, CBIN shall prepare and file, and all Parties shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement. At least five days prior to each filing, CBIN shall provide FFKY and its counsel with copies of such applications. Each of the Parties shall deliver to each of the other Parties copies of all filings, correspondence and orders sent by such Party to and copies of all filings, correspondence and orders received by such Party from all Regulatory Authorities in connection with the transactions contemplated hereby as soon as practicable upon their becoming available.

8.5.          Agreement as to Efforts to Consummate. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated by this Agreement, including, without being limited to, using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9 of this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

8.6.          Investigation and Confidentiality.

(a)          FFKY agrees that upon reasonable notice and subject to applicable Laws relating to the exchange of information, FFKY shall afford CBIN and its officers, employees, counsel, accountants and other authorized representatives such access during normal business hours at any time and from time to time prior to the Effective Time to FFKY’s and FFKY’s Subsidiaries’ books, records (including, without limitation, Tax Returns and work papers of independent auditors), properties and personnel and to such other information relating to them as CBIN may reasonably request and, during such period, shall from time to time furnish promptly to CBIN all information concerning the business, properties and personnel of FFKY and its Subsidiaries as CBIN may reasonably request.

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(b)          No investigation by CBIN or its representatives shall be deemed to modify or waive any representation, warranty, covenant or agreement of FFKY set forth in this Agreement, or the conditions to the respective obligations of CBIN and FFKY to consummate the transactions contemplated hereby.

(c)          Each Party will hold, and will cause its respective Affiliates and their respective officers, directors, employees, agents and Representatives to hold, in strict confidence, unless compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary Consents of Regulatory Authorities) or by other requirements of Law, all confidential documents and confidential or proprietary information concerning the other Party gathered from the other Party, or their respective officers, directors, employees, agents or Representatives, pursuant to this Agreement, except to the extent that such documents or information can be shown to have been (a) previously lawfully known by the Party receiving such documents or information, (b) in the public domain through no fault of such receiving Party, or (c) later acquired by the receiving Party from other sources not themselves bound by, and in breach of, a confidentiality obligation. Except as required by Law, no Party will disclose or otherwise provide any such confidential or proprietary documents or information to any other Person, except to the Party’s auditors, Representatives and other consultants and advisors who need such documents or information in connection with this Agreement and the transactions contemplated hereby, and the Parties agree to cause each of the foregoing to be subject to and bound by the confidentiality provisions hereof. CBIN, YCB and their Affiliates shall not be bound by any restrictions on confidentiality contained in this Section 8.6 from and after the Closing Date.

8.7.          Press Releases. Prior to the Closing Date, each Party shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 8.7 shall be deemed to prohibit any Party from making any disclosure which its counsel indicates in writing is required in order to satisfy such Party’s disclosure obligations imposed by Law or the rules of any stock exchange.

8.8.          Acquisition Proposals.

(a)          From and after the date of this Agreement, FFKY shall, and shall cause all FFKY Subsidiaries to, and each shall use its reasonable best efforts to cause any of its and their Representatives to, immediately cease and cause to be terminated immediately all existing activities, discussions and negotiations with any Persons conducted heretofore with respect to any Acquisition Proposal. From and after the date of this Agreement until the earlier of the Closing Date or the termination hereof and except as permitted by the following provisions, FFKY shall not, and shall cause the FFKY Subsidiaries and each of its and their respective Representatives not to, directly or indirectly, (i) solicit, initiate or knowingly encourage the making of an Acquisition Proposal, (ii) except in accordance with Section 10.1(d) hereof, enter into any Contract or letter of intent with respect to any Acquisition Proposal (other than a confidentiality agreement entered into in accordance with the provisions of this Section 8.8(a)), (iii) other than informing Persons of the provisions contained in this Section 8.8, participate in any discussions or negotiations regarding, or furnish or disclose to any Person (other than a party to this Agreement) any non-public information with respect to FFKY or FFB in connection with any inquiries or the making of any proposal that constitutes, or is reasonably likely to lead to, any Acquisition Proposal; provided, however, that, at any time prior to the Effective Time, in response to an unsolicited Acquisition Proposal that the Board of Directors of FFKY determines in good faith is reasonably likely to lead to a Superior Proposal, and which Acquisition Proposal was made after the date hereof and did not result from a material breach of this Section 8.8, FFKY may (i) furnish information with respect to FFKY and its Subsidiaries to the Person making such Acquisition Proposal (and its Representatives) pursuant to a customary confidentiality agreement not less restrictive of such Person than the Confidentiality Agreement; provided, however, that all such information has previously been, or is, in substance, provided to CBIN contemporaneously as it is provided to such Person, and (ii) participate in discussions or negotiations with the Person making such Acquisition Proposal, and its officers, directors, employees, Representatives and agents regarding such Acquisition Proposal.

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(b)          Neither the Board of Directors of FFKY nor any committee thereof shall (i) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Acquisition Proposal (any action described in this clause (i) being referred to as a “FFKY Adverse Recommendation Change”) or (ii) approve or recommend, or allow FFKY or any of the FFKY Subsidiaries to execute or enter into, any Contract, letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement constituting or related to any Acquisition Proposal (other than one or more of the confidentiality agreements referred to in Section 8.8(a) hereof). Notwithstanding the foregoing, if (x) FFKY receives an Acquisition Proposal, (y) the Board of Directors of FFKY shall have determined in good faith after consultation with outside counsel that the failure to take such action is reasonably likely to result in a breach of its fiduciary duties under applicable Law, and (z) FFKY provides written notice (a “Notice of Adverse Recommendation”) advising CBIN that the Board of Directors of FFKY has made the determination described in clause (y) above, then the Board of Directors of FFKY may take either or both of the following actions: (A) make a FFKY Adverse Recommendation Change and (B) upon termination of this Agreement in accordance with Section 10.1(d), approve and enter into a Contract relating to an Acquisition Proposal that constitutes a Superior Proposal.

(c)          From and after the date of this Agreement, unless the Board of Directors of FFKY shall have determined reasonably and in good faith that taking such action is reasonably likely to result in a breach of its fiduciary duties under applicable Law, FFKY shall promptly (but in any event within twenty-four hours) advise CBIN of the receipt of any inquiries, requests, proposals or offers relating to an Acquisition Proposal, or any request for nonpublic information relating to FFKY or any of its Subsidiaries by any Person that informs FFKY or any FFKY Representative that such Person is considering making, or has made, an Acquisition Proposal. Any such notice shall be made in writing, shall indicate the material terms and conditions thereof and the identity of the other party or parties involved, and shall include a copy of any such written inquiry, request, proposal or offer. FFKY agrees that it shall keep CBIN informed on a current basis of the status and terms of any Acquisition Proposal.

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(d)          Nothing contained in this Section 8.8 shall prohibit FFKY from making any disclosure to FFKY shareholders if, in the good faith judgment of the Board of Directors, failure so to disclose would be reasonably likely to result in a breach of its fiduciary duties or any other obligations under applicable Law.

8.9.          Employee Benefits. Following the Closing Date, CBIN shall generally provide to employees of FFB who continue as employees of YCB following the Bank Merger, employee benefits under employee benefit and welfare plans of CBIN or CBIN Subsidiaries on terms and conditions which when taken as a whole are substantially similar to those provided and made available by CBIN or a CBIN Subsidiary at the time in question to their similarly situated officers and employees. For purposes of participation, vesting, and benefit accrual under such employee benefit plans, the service of the employees of FFKY and any FFKY Subsidiary prior to the Closing Date shall be treated as service with CBIN or a CBIN Subsidiary for purposes of participation in any such employee benefit plans of CBIN or any CBIN Subsidiary.

8.10.         Affiliate Agreement. Within five (5) business days of the date of this Agreement, (a) each FFKY and FFB director (identified on Disclosure Memorandum Schedule 1.1(e)) and (b) each of the FFKY or FFB officers (identified on Disclosure Memorandum Schedule 1.1(e)) shall execute and deliver to CBIN an Affiliate Agreement.

8.11.         Director and Officer Liability Insurance.

(a)          Unless CBIN determines to provide the indemnification set forth in Section 8.11(b) below, CBIN shall maintain, at no expense to the beneficiaries, and on such terms and conditions as CBIN and FFKY shall deem mutually acceptable in the good faith exercise of their reasonable judgment, in effect for six years after the Closing Date the current directors’ and officers’ liability insurance policies maintained by FFKY as described in Disclosure Memorandum Schedule 8.11 (provided that CBIN may (i) substitute therefor policies of at least the same coverage containing terms and conditions which are, in the aggregate, no less advantageous to any beneficiary thereof or (ii) arrange for “tail” coverage for such six year period under such policies) with respect to matters existing or occurring at or prior to the Closing Date. In addition, CBIN shall maintain, at no expense to the beneficiaries, in effect for six years after the Closing Date, an additional $10,000,000 Side A difference in coverage directors’ and officers’ liability insurance policy for the benefit of FFKY directors and officers with respect to matters existing or occurring at or prior to the Closing Date, on such terms and conditions as CBIN and FFKY shall deem mutually acceptable in the good faith exercise of their reasonable judgment.

(b)          In lieu of the insurance policies described in Section 8.11(a) above, CBIN may elect, for six years from and after the Effective Time, to indemnify and hold harmless each present and former director, officer and employee of FFKY (in each case, when acting in such capacity), determined as of the Effective Time (collectively, the “Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, including the transactions contemplated by this Agreement, to the fullest extent permitted by law and to which such Indemnified Parties would be entitled under the FFKY Articles and Bylaws, in each case as in effect on the date hereof.

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(c)          This Section 8.11 shall survive the Closing Date and is intended to benefit each FFKY director and officer and shall be enforceable by each of them following the Closing Date.

8.12.         Appointments to CBIN and YCB Boards of Directors. CBIN shall take all action necessary to appoint, after consultation with FFKY and effective immediately following the Effective Time, one member of the FFKY Board to a seat as a non-management member on CBIN’s Board of Directors for a period until CBIN’s next annual meeting following the Effective Time (and shall take all action necessary to nominate such member for election to a regular term at the next annual meeting of CBIN’s Board). In addition, CBIN shall take all action necessary to appoint, after consultation with FFKY and effective immediately following the Effective Time, one member of the FFKY Board to a seat as a member on YCB’s Board of Directors for a period until YCB’s next annual meeting following the Effective Time (and shall use all reasonable efforts to arrange for such member to sit for election to a regular term at the next annual meeting of YCB’s Board). While each such person sits as a director of either CBIN or YCB, CBIN or YCB shall pay the same compensation to such director paid to the other members of the CBIN Board and YCB Board (exclusive of any stock or option awards made to members of such board before the Effective Time).

8.13.         Current Information. During the period from the date of this Agreement to the Effective Time, each of FFKY and CBIN will cause two of its designated representatives to confer on a regular and frequent basis (not less than weekly) with representatives of the other Party and to report the general status of the ongoing operations of FFKY and its Subsidiaries and CBIN and its Subsidiaries, respectively. Without limiting the foregoing, FFKY agrees to provide to CBIN (i) a copy of each report filed by FFKY or any of its Subsidiaries with a Governmental Body within two (2) business days following the filing thereof and (ii) by the seventh business day of each month, a copy of FFB’s statement of condition and profit and loss statement for the preceding month.

8.14.         Right to Attend Monthly Board Meetings. During the period from the date of this Agreement to the Effective Time, CBIN shall have the right to send one representative to attend any FFKY monthly board of directors meeting for observation purposes only. CBIN’s representative[s] shall be provided and have the right to review any board package for a monthly meeting while in attendance at the board meeting, but will return such board package to FFKY immediately upon the conclusion of the board meeting. Notwithstanding the foregoing, CBIN’s representative[s] shall not be permitted to observe at the board meeting, and shall not be entitled to receive at the board meeting any documents that disclose confidential discussions of this Agreement or the transactions contemplated hereby or any other matter respecting which FFKY’s board of directors has been advised by counsel that disclosure to CBIN may violate a confidentiality obligation or fiduciary duty or any Law, or may result in a waiver of FFKY’s attorney-client privilege.

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8.15.         Transition; Informational Systems Conversion. From and after the date hereof, CBIN and FFKY shall use their commercially reasonable efforts to facilitate the integration of FFKY with the business of CBIN following consummation of the transactions contemplated hereby, and shall meet on a regular basis to discuss and plan for the conversion of the data processing and related electronic informational systems of FFKY and each FFKY Subsidiary (the “Informational Systems Conversion”) to those used or to be used by CBIN, which planning shall include, but not be limited to, (a) discussion of third-party service provider arrangements of FFKY and each FFKY Subsidiary; (b) non-renewal or changeover, after the Effective Time, of personal property leases and software licenses used by FFKY and each FFKY Subsidiary in connection with the systems operations; (c) retention of outside consultants and additional employees to assist with the conversion; (d) outsourcing, as appropriate after the Effective Time, of proprietary or self-provided system services; and (e) any other actions necessary and appropriate to facilitate the conversion, as soon as practicable following the Effective Time. CBIN shall promptly reimburse FFKY on request for any reasonable out-of-pocket fees, expenses or charges that FFKY may incur as a result of taking, at the request of CBIN, any action prior to the Effective Time to facilitate the Informational Systems Conversion.

8.16.         Access to Customers and Suppliers. From and after the date hereof, FFKY shall, upon CBIN’s reasonable request, introduce CBIN and its representatives to customers and suppliers of FFKY and its Subsidiaries for the purpose of facilitating the integration of FFKY and its business into that of CBIN. Any interaction between CBIN and FFKY’s customers and suppliers shall be coordinated by FFKY. FFKY shall have the right to participate in any discussions between CBIN and FFKY’s customers and suppliers.

8.17.         Environmental Assessments.

(a)          Upon CBIN’s request, and to the extent that FFKY or any of its Subsidiaries does not have reasonably current Phase I reports meeting the standards described below already in its possession, FFKY shall cooperate with and grant access to an environmental consulting firm selected and paid for by CBIN and reasonably acceptable to FFKY (the “Environmental Consultant”), during normal business hours (or at such other times as may be agreed to by FFKY), to any property set forth on Disclosure Memorandum Schedule 5.15, for the purpose of conducting an ASTM Phase I, as it relates to providing an environmental site assessment to determine whether any such property may be impacted by a “recognized environmental condition,” as that term is defined by ASTM. Each Phase I shall be delivered in counterpart copies to CBIN and FFKY, and will include customary language allowing both CBIN and FFKY to rely upon its findings and conclusions. The Environmental Consultant will provide a draft of any Phase I to FFKY and CBIN for review and comment prior to the finalization of such report.

(b)          To the extent the final version of any Phase I identifies any “recognized environmental condition,” FFKY shall cooperate with and grant access to the Environmental Consultant, during normal business hours (or at such other times as may be agreed by FFKY), to the property covered by such Phase I for the purpose of conducting a Phase II limited site assessment paid for by CBIN, including subsurface investigation of soil, soil vapor, and groundwater, designed to further investigate and evaluate any “recognized environmental condition” identified in the Phase I.

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(c)          Where any Phase I identifies the presence or potential presence of radon, asbestos containing materials, mold, microbial matter, or polychlorinated biphenyls (“Non-scope Issues”), FFKY shall cooperate with and grant access to the Environmental Consultant, during normal business hours (or at such other times as may be agreed by FFKY) to the property covered by such Phase I, for the purpose of conducting surveys and sampling of indoor air and building materials designed to investigate such identified Non-scope Issue, paid for by FFKY.

(d)          Any work conducted by the Environmental Consultant pursuant to subsections (b) and (c) above (“Additional Environmental Assessment”) will be pursuant to a scope of work prepared by the Environmental Consultant and reasonably acceptable to FFKY and CBIN.

(e)          The reports of any Additional Environmental Assessment will be given directly to CBIN and to FFKY by the Environmental Consultant.

(f)          In the event that CBIN wishes the Environmental Consultant or another qualified environmental consultant to undertake environmental assessment activities in addition to those described above, it may do so provided that (i) it obtains prior written consent from FFKY for such consultant to enter upon any properties owned or leased by FFKY or any FFKY Subsidiary (not to be unreasonably withheld, conditioned or delayed) and (ii) CBIN pays for the costs of such additional assessment activities.

8.18.         Certain Litigation. In the event that any shareholder litigation related to this Agreement or the Share Exchange and the other transactions contemplated by this Agreement, is brought, or, to FFKY’s Knowledge, threatened, against FFKY and/or the members of the board of directors of FFKY prior to the Effective Time, FFKY shall give CBIN the opportunity to participate in the defense or settlement of such litigation, and no such settlement shall be agreed to without CBIN’s prior written consent (not to be unreasonably withheld). FFKY shall promptly notify CBIN of any such shareholder litigation brought, or threatened, against FFKY and/or members of the board of directors of FFKY within one (1) business day after FFKY receives notice of any such claim or threat, and shall keep CBIN reasonably informed with respect to the status thereof.

8.19.         Coordination.

(a)          Prior to the Effective Time, FFKY and its Subsidiaries shall take any actions CBIN may reasonably request from time to time to better prepare the Parties for integration of the operations of FFB with YCB. Without limiting the foregoing, senior officers of FFKY and CBIN shall meet from time to time as CBIN may reasonably request, and in any event not less frequently than monthly, to review the financial and operational affairs of FFKY and its Subsidiaries, and FFKY shall give due consideration to CBIN’s input on such matters, with the understanding that, notwithstanding any other provision contained in this Agreement, neither CBIN nor YCB shall under any circumstance be permitted, directly or indirectly, to exercise control of FFKY or any of its Subsidiaries prior to the Effective Time. Upon CBIN’s reasonable request, FFKY shall permit representatives of YCB to be onsite at FFB during FFB’s normal business hours (or as otherwise agreed to by FFKY) to facilitate integration of operations and assist with any other coordination efforts as necessary.

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(b)          Upon CBIN’s reasonable request, prior to the Effective Time and consistent with GAAP, the rules and regulations of the SEC and applicable banking laws and regulations, each of FFKY and its Subsidiaries shall modify or change its loan, OREO, accrual, reserve, tax, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of CBIN. In order to promote a more efficient and orderly integration of operation of FFB with YCB, from the date of execution of this Agreement and prior to the Effective Time, FFKY shall use commercially reasonable efforts to cause FFB to sell or otherwise divest itself of such investment securities and loans as are identified by CBIN and agreed to in writing between FFKY and CBIN from time to time prior to the Closing Date, such identification to include a statement as to CBIN’s business reasons for such divestitures.

(c)          FFKY shall, consistent with GAAP and regulatory accounting principles, use its commercially reasonable efforts to implement at CBIN’s request internal control procedures which are consistent with CBIN’s and YCB’s current internal control procedures to allow CBIN to fulfill its reporting requirement under Section 404 of the Sarbanes-Oxley Act.

(d)          No accrual or reserve or change in policy or procedure made by FFKY or any of its Subsidiaries pursuant to this Section 8.19 shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, agreement, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred. The recording of any such adjustment shall not be deemed to imply any misstatement of previously furnished financial statements or information and shall not be construed as concurrence of FFKY or its management with any such adjustments.

8.20.         Holding Company Merger; Bank Merger.

(a)          Immediately following the Effective Time, CBIN shall cause FFKY to be merged with and into CBIN pursuant to the Holding Company Merger in accordance with the KBCA and the IBCL, with CBIN surviving the Holding Company Merger. Following the Holding Company Merger, the separate corporate existence of FFKY shall cease.

(b)          Immediately following the Holding Company Merger, CBIN shall cause FFB to be merged with and into YCB pursuant to the Bank Merger in accordance with the KBCA and the IBCL, with YCB surviving the Bank Merger as a wholly-owned subsidiary of CBIN. Following the Bank Merger, the separate corporate existence of FFB shall cease.

(c)          FFKY agrees to take all reasonable actions and do all things reasonably necessary to assist CBIN with the consummation of the Holding Company Merger and the Bank Merger immediately after the consummation of the transactions contemplated by this Agreement, including without limitation, (i) causing the board of directors of FFB to adopt a resolution approving the Bank Merger and FFKY, as the sole shareholder of FFB, to approve the Bank Merger, (ii) to file or submit all notices or other documents with applicable Governmental Entities with are necessary to complete the Holding Company Merger and the Bank Merger immediately after the Effective Time, and (iii) execute and deliver any agreements reasonably required by CBIN in connection with the transactions contemplated by the Holding Company Merger and the Bank Merger.

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ARTICLE 9

CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

9.1.        Conditions to Obligations of Each Party. The respective obligations of each Party to perform this Agreement and consummate the Share Exchange and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.4 of this Agreement:

(a)          Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Contemplated Transactions shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the Contemplated Transactions shall be conditioned or restricted in a nonstandard manner (including, without limitation, requirements relating to the raising of additional capital in excess of $20,000,000 or the disposition of assets) which in the reasonable judgment of CBIN Board of Directors would so materially adversely impact the economic benefits of the Contemplated Transactions hereunder that, had such condition or requirement been known, CBIN Board of Directors would not, in its reasonable judgment, have entered into this Agreement.

(b)          Consents and Approvals. Each Party shall have obtained any and all Consents required for consummation of the Contemplated Transactions (other than those referred to in Section 9.1(a)) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on any such Party. No Consent so obtained which is necessary to consummate the Contemplated Transactions hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of CBIN would so materially adversely impact the economic or business benefits of the Contemplated Transactions by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

(c)          Legal Proceedings. No Governmental Body of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered by Law or Order (whether temporary, preliminary, or permanent) or taken any other action which prohibits, restricts, or makes illegal consummation of the Contemplated Transactions.

(d)          Shareholder Approval. The shareholders of CBIN and FFKY (as applicable) shall have approved this Agreement and the consummation of the Share Exchange, as and to the extent required by Law, the rules of any stock exchange, or by the provisions of any governing instruments (without regard to any shares which are voted pursuant to irrevocable proxies, the validity of which has been contested by the underlying owner, unless the underlying owner has given written instructions with respect to the voting of such shares in connection with this Agreement).

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(e)          Registration Statement. The Registration Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding, or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of CBIN Common Stock issuable pursuant to the Share Exchange shall have been received.

(f)          NASDAQ Listing. The shares of CBIN Common Stock issuable pursuant to the Share Exchange shall have been approved for listing on the NASDAQ-CM, subject to official notice of issuance.

9.2.        Conditions to Obligations of CBIN. The obligations of CBIN to perform this Agreement and consummate the Contemplated Transactions and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by CBIN pursuant to Section 11.4(a) of this Agreement:

(a)          Representations and Warranties. For purposes of this Section 9.2(a), the accuracy of the representations and warranties of FFKY set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made immediately prior to the Closing Date (provided that representations and warranties which are confined to a specific date shall speak only as of such date). In addition, as of the Closing Date, there shall not exist inaccuracies in the representations and warranties of FFKY set forth in this Agreement such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on FFKY on a consolidated basis, provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to “material” or “Material Adverse Effect” or “Knowledge” shall be deemed not to include such qualifications.

(b)          Performance of Agreements and Covenants. Each and all of the agreements and covenants of FFKY to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Closing Date shall have been duly performed and complied with in all material respects.

(c)          Certificate. FFKY shall have delivered to CBIN (i) a certificate, dated as of the Closing Date and signed by the chief executive officer and chief financial officer of FFKY, to the effect that the conditions of their obligations set forth in Sections 9.2(a) and 9.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by FFKY’s Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby all in such reasonable detail as CBIN shall request.

(d)          Affiliate Agreement and D&O Agreement. Each FFKY and FFB director and the FFKY and FFB executive officers identified on Disclosure Memorandum Schedule 1.1(e) of the Company shall have executed an Affiliate Agreement and each FFKY and FFB director and officer shall have entered into the D&O Agreement.

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(e)          Legal Opinion. FFKY shall have delivered to CBIN an opinion of Frost Brown Todd LLC, counsel to FFKY, dated as of the Closing Date, covering those matters set forth in Exhibit D hereto.

(f)          FFKY Exercisable Stock Options. Each holder of FFKY Exercisable Stock Options shall have entered into a Contract on terms and conditions reasonably satisfactory to CBIN to convert said Options into the Option Consideration as of the Effective Time. All other options or Rights to purchase shares of FFKY Common Stock shall have been cancelled in a manner reasonably satisfactory to CBIN.

(g)          FFKY Preferred Stock. The letter agreement, dated July 25, 2012 (as amended as of May 3, 2013) by and between EJF Capital LLC and FFKY shall be in full force and effect, without amendment, and permit redemption of the EJF Shares for the Preferred Stock Consideration as of the Effective Time as part of the Closing.

(h)          Warrant. All notices and other actions required to be provided or taken by FFKY under the FFKY Warrants with respect to the Contemplated Transactions shall have been provided or taken in a timely manner.

(i)          No Material Adverse Effect. Without intending in any manner to limit the provisions of Section 9.2(a) hereof, there shall have been no events, changes or occurrences after the date of this Agreement which have had, individually or in the aggregate, a Material Adverse Effect on FFKY or FFB.

9.3.        Conditions to Obligations of FFKY. The obligations of FFKY to perform this Agreement and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by FFKY pursuant to Section 11.4(b) of this Agreement:

(a)          Representations and Warranties. For purposes of this Section 9.3(a), the accuracy of the representations and warranties of CBIN set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made immediately prior to the Closing Date (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of CBIN shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date. In addition, as of the Closing Date, there shall not exist inaccuracies in the representations and warranties of CBIN set forth in this Agreement such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on CBIN; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to “material” or “Material Adverse Effect” or “Knowledge” shall be deemed not to include such qualifications.

(b)          Performance of Agreements and Covenants. Each and all of the agreements and covenants of CBIN to be performed and complied with by CBIN pursuant to this Agreement and the other agreements contemplated hereby prior to the Closing Date shall have been duly performed and complied with in all material respects.

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(c)          Certificate. CBIN shall have delivered to FFKY (i) a certificate, dated as of the Closing Date and signed on its behalf by its chief executive officer and its chief financial officer or treasurer, to the effect that the conditions of its obligations set forth in Sections 9.3(a) and 9.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by CBIN’s Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby all in such reasonable detail as FFKY shall request.

(d)          Legal Opinion. CBIN shall have delivered to FFKY to an opinion of Stoll Keenon Ogden PLLC, counsel to CBIN, dated as of the Closing Date, covering those matters set forth in Exhibit E hereto.

(e)          Opinion of FFKY Financial Advisor. The Board of Directors of FFKY shall have received an opinion (which, if initially rendered verbally, has been or will be confirmed by a written opinion dated the same date) from Keefe, Bruyette & Woods, Inc., or Professional Bank Services, Inc., to the effect that, subject to the terms, conditions, assumptions and qualifications set forth therein, as of the date thereof, the Exchange Ratio is fair, from a financial viewpoint, to the holders of FFKY Common Stock.

(f)          Consulting Agreement. CBIN and Gregory S. Schreacke shall have entered into a consulting agreement substantially in the form of that agreement included at Disclosure Memorandum Schedule 9.3(f).

(g)          No Material Adverse Effect. Without intending to limit in any manner the provisions of Section 9.3(a) hereof, there shall have been no events, changes or occurrences after the date of this Agreement which have had, individually or in the aggregate, a Material Adverse Effect on CBIN.

ARTICLE 10

TERMINATION

10.1.      Termination. Notwithstanding any other provision of this Agreement, this Agreement may be terminated and the Share Exchange abandoned at any time:

(a)          By mutual consent of CBIN and FFKY in a writing executed and approved by both CBIN and FFKY;

(b)          By CBIN or FFKY (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of FFKY and Section 9.3(a) in the case of CBIN or in material breach of any covenant or other agreement contained in this Agreement) in the event of an inaccuracy of any representation or warranty of the other Party contained in this Agreement which cannot be or has not been cured within the earlier of December 31, 2014 or thirty (30) days after the giving of written notice to the breaching Party of such inaccuracy and which inaccuracy would provide the terminating Party the ability to refuse to consummate the Share Exchange under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of CBIN and Section 9.3(a) of this Agreement in the case of FFKY;

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(c)          By CBIN or FFKY (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement which breach would provide the non-terminating Party the ability to refuse to close the Share Exchange under the applicable standard set forth in Section 9.3(a) of this Agreement in the case of FFKY and Section 9.2(a) in the case of CBIN or in material breach of any covenant or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within the earlier of December 31, 2014 or thirty (30) days after the giving of written notice to the breaching Party of such breach;

(d)          By the Board of Directors of FFKY in order to concurrently enter into a Contract respecting an Acquisition Proposal that (i) has been received by FFKY and the Board of Directors of FFKY in compliance with Section 8.8 hereof and (ii) the Board of Directors of FFKY has concluded in good faith, in consultation with its financial and legal advisors, is a Superior Proposal; provided, however, that this Agreement may be terminated by FFKY pursuant to this Section 10.1(d) only after the fifteenth calendar day following FFKY’s provision of written notice to CBIN advising CBIN that the Board of Directors is prepared to accept a Superior Proposal and setting forth the material terms and conditions of any such Superior Proposal, including the amount of consideration per share of FFKY Common Stock the shareholders of FFKY will receive (valuing any non-cash consideration at what the Board of Directors of FFKY determines in good faith, after consultation with its independent financial advisor, to be the fair value of the non-cash consideration) and only if (i) during such fifteen-calendar day period, FFKY has caused its financial and legal advisors to negotiate with CBIN in good faith to make such adjustments in the terms and conditions of this Agreement such that such Acquisition Proposal would no longer constitute a Superior Proposal and (ii) the Board of Directors of FFKY has considered such adjustments in the terms and conditions of this Agreement resulting from such negotiations and has concluded in good faith, based upon consultation with its financial and legal advisers, that such Acquisition Proposal remains a Superior Proposal even after giving effect to the adjustments proposed by CBIN and provided further that such termination shall not be effective until FFKY pays the Termination Fee;

(e)          By CBIN if, prior to the approval of the Share Exchange at the FFKY Shareholders’ Meeting, the Board of Directors of FFKY shall have failed to make its approval recommendation of the Share Exchange or shall have effected a FFKY Adverse Recommendation Change;

(f)          By CBIN or FFKY in the event any Consent of any Regulatory Authority required for consummation of the Contemplated Transactions shall have been denied by final non-appealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal; provided, however, that no Party shall be entitled to terminate the Agreement under this section if such failure to receive a Consent is due in any material respect to its failure or the failure of any of its Affiliates to comply with this Agreement;

(g)          By FFKY if Consolidated Net Book Value is less than $10,000,000;

(h)          By CBIN if total Criticized Assets as of the Determination Date exceed $70,000,000; or

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(i)          By the Board of Directors of CBIN or FFKY in the event that the Share Exchange shall not have been consummated by December 31, 2014, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any willful breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(i) (provided, however, that should the failure to consummate by that date be due to or arising out of (i) a Proceeding with respect to any Acquisition Proposal to which the Parties, or any of them, are a Party, then such date shall be extended until 45 days after the final termination or resolution of such Proceeding) and (ii) the failure to satisfy Section 9.1(a) hereof, then such date shall be extended to March 31, 2015.

10.2.      Effect of Termination.

(a)          In the event of the termination and abandonment of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement shall be deemed terminated and have no further force or effect, and, subject to Sections 10.2(b) and 10.2(c) below, neither CBIN or FFKY shall have any liability of any nature whatsoever under this Agreement, except that (i) the provisions of Section 8.7, this Section 10.2, and Article 11 of this Agreement shall survive any such termination and abandonment and (ii) if this Agreement is terminated by CBIN or FFKY pursuant to Sections 10.1(b) or (c) by reason of the willful breach of a representation, warranty or covenant herein, or the interference with satisfaction of any condition herein, then the Party eligible to terminate this Agreement shall be entitled to such remedies as are available under Law.

(b)          If (i) an Acquisition Proposal respecting FFKY shall have been publicly announced and not withdrawn, (ii) thereafter this Agreement is terminated by either CBIN or FFKY pursuant to Section 10.1(d) or (e), respectively, and at the time of such termination CBIN is not in breach in any material respect of any of its representations, warranties or covenants in this Agreement and (iii) on or before June 30, 2015, FFKY or any of its Subsidiaries enters into a Contract with respect to, or consummates, any Acquisition Proposal, then FFKY shall pay the Company the Termination Fee in immediately available funds by wire-transfer to an account designated by CBIN, on or prior to the earlier of the date on which the Contract with respect to the Acquisition Proposal is executed and the date on which the Acquisition Proposal is consummated. Notwithstanding anything to the contrary contained in this Agreement, any payment of the Termination Fee pursuant to this Section 10.2(b) shall represent the sole remedy for any termination of this Agreement requiring such payment and FFKY and its Subsidiaries shall have no further liability under this Agreement.

(c)          Notwithstanding anything herein to the contrary, in the event CBIN, in connection with Section 9.1(a) hereof, fails to satisfy a condition imposed by any Regulatory Authority Consent to raise additional capital in an amount equal to or less than $20,000,000, then either Party may terminate this Agreement and (within thirty (30) days of such termination), CBIN shall pay FFKY the cash sum of $500,000, which payment shall represent the sole remedy for any such termination of this Agreement and CBIN and its Subsidiaries shall have no further liability under this Agreement.

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ARTICLE 11

MISCELLANEOUS

11.1.      Expenses.

(a)          Each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees and fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel.

(b)          Nothing contained in this Section 11.1 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by a Party of the terms of this Agreement or otherwise limit the rights of the non-breaching Party.

(c)          Transactional Expenses. FFKY has provided in Disclosure Memorandum Schedule 11.1(c) a reasonable good faith estimate of costs and fees that FFKY and its Subsidiaries expect to pay to retained representatives in connection with the transactions contemplated by this Agreement (collectively, “FFKY Expenses”). FFKY shall use its commercially reasonable efforts to cause the aggregate amount of all FFKY Expenses to not exceed the total expenses disclosed in Disclosure Memorandum Schedule 11.1(c). FFKY shall promptly notify CBIN if or when it determines that it expects to exceed its budget for FFKY Expenses. Notwithstanding anything to the contrary in this Section 11.1(c)(b), FFKY shall not incur any investment banking, brokerage, finder’s or other similar financial advisory fees in connection with the transactions contemplated by this Agreement other than those expressly set forth in Disclosure Memorandum Schedule 11.1(c).

11.2.      Entire Agreement; Benefits of Agreement. This Agreement constitutes the complete and exclusive agreement between the Parties with respect to the transactions contemplated hereunder and concedes and supersedes all prior arrangements or understandings with respect thereto, written or oral, between the Parties (including, without limitation, the Confidentiality Agreement and the LOI). Nothing in this Agreement expressed or implied is intended or shall be construed to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

11.3.      Amendments. To the extent permitted by Law, this Agreement may be amended, only by a subsequent writing signed by each of the Parties, upon the approval of the Board of Directors of each of CBIN and FFKY.

11.4.      Waivers.

(a)          Prior to or at the Closing Date, CBIN, acting through its Board of Directors or Chief Executive Officer, shall have the right to waive any Default in the performance of any term of this Agreement by FFKY, to waive or extend the time for the compliance or fulfillment by FFKY of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of CBIN under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by the chief executive officer of CBIN.

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(b)          Prior to or at the Closing Date, FFKY shall have the right to waive any Default in the performance of any term of this Agreement by CBIN, to waive or extend the time for the compliance or fulfillment by CBIN of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of CBIN under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law.

(c)          The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

11.5.      Assignment. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

11.6.      Notices. Any deliveries, notices or other communications required or permitted hereunder shall be deemed to have been duly made or given (i) if delivered in person, (ii) if sent by certified mail, return receipt requested, postage prepaid, (iii) if sent by a nationally recognized overnight courier or (iv) if sent by facsimile transmission, to the following addresses and numbers:

CBIN:	Community Bank Shares of Indiana, Inc.
James D. Rickard
President and Chief Executive Officer
101 West Spring Street
New Albany, Indiana 47150
Email: jrickard@yourcommunitybank.com

Copy to Counsel for CBIN:	Stoll Keenon Ogden PLLC
J. David Smith, Jr.
300 West Vine Street, Suite 2100
Lexington, Kentucky 40507
Email: david.smith@skofirm.com

FFKY:	First Financial Service Corporation
Gregory S. Schreacke
President
2323 Ring Road
Elizabethtown, Kentucky 42701
Email: gschreacke@ffsbky.com

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Copy to Counsel for FFKY:	Frost Brown Todd LLC
Alan K. MacDonald
400 West Market Street, 32nd Floor
Louisville, Kentucky 40202-3363
Email: amacdonald@fbtlaw.com

or, as to each party, at such other address or number as may hereafter be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 11.6. All such notices, requests, demands and other communications shall be deemed to have been given (i) on the date received if personally delivered, (ii) two days following the date deposited in the mail if delivered by mail, (iii) on the date following the date sent by overnight courier if delivered by overnight courier or (iv) the date sent by facsimile.

11.7.      Governing Law; Jurisdiction and Venue; Waiver of Jury Trial.

(a)          This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of Indiana, without regard to its principles of conflicts of law or choice of law.

(b)          The parties irrevocably agree that any legal action, suit or proceedings against them, jointly or severally, with respect to the enforcement of any other matter under or arising out of or in connection with this Agreement, may be brought in the Floyd Circuit Court, State of Indiana, or the United States District Court for the Southern District of Indiana, and by execution and delivery of this Agreement, the parties hereby irrevocably accept and submit to the exclusive in personam jurisdiction of such courts generally and unconditionally with respect to any such action, suit or proceeding for themselves jointly and severally and in respect of their property. The final judgment against any of them in any action, suit or proceeding referred to herein shall be conclusive and may be enforced in any other jurisdiction within the United State of America by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and amount of their obligations and liabilities. In addition, the parties hereby irrevocably and unconditionally waive any objection which they may now or hereafter have to laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with the enforcement of any other matter arising out or in connection with this Agreement brought in the aforesaid courts, and hereby further irrevocably and unconditionally waive and agree not to please or claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum or without personal jurisdiction.

(c)          FFKY AND CBIN HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OBLIGATIONS EVIDENCED HEREBY, OR ANY OTHER DOCUMENT OR INSTRUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT TO EACH OF FFKY AND CBIN IN ENTERING INTO THIS AGREEMENT.

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(d)          This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Any such counterpart may be delivered through facsimile transmission provided the original thereof is promptly delivered to the Parties hereto.

11.8.        Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

11.9.        Interpretations. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the draftsman. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all Parties hereto.

11.10.       Enforcement of Agreement. The Parties agree that time is of the essence in the performance of their respective obligations under this Agreement. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled under this Agreement.

11.11.       Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

11.12.       Rights and Remedies Cumulative. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any Party shall not preclude or waive the right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by Law, Order, or otherwise.

11.13.       Investigation. No party’s access to documents and information of another Party or its Subsidiaries, or any investigation by any such Party, shall affect the right of such Party to rely on any representations and warranties of another Party made in this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

FIRST Financial service corporation

By:
Gregory S. Schreacke
President and Chief Executive Officer

Community bank shares of indiana, inc.

By:
James D. Rickard
President and Chief Executive Officer

Signature Page to Agreement and Plan of Share Exchange - 70

EXHIBIT “A”

PLAN OF SHARE EXCHANGE

BETWEEN

first financial service corporation

AND

COMMUNITY bank shares of indiana, INC.

Pursuant to this Plan of Share Exchange (“Plan of Share Exchange”), all outstanding shares of common stock of First Financial Service Corporation (“FFKY”), a Kentucky corporation, shall be acquired by Community Bank Shares of Indiana, Inc. (“CBIN”), an Indiana corporation, pursuant to a statutory share exchange.

Except as otherwise provided herein, the capitalized terms set forth below shall have the meanings ascribed thereto in that certain Agreement and Plan of Share Exchange dated as of April 21, 2014 between CBIN and FFKY (the “Agreement”), of which this Plan of Share Exchange is Exhibit A.

ARTICLE 1

TRANSACTIONS AND TERMS OF SHARE EXCHANGE

1.1.          Share Exchange. Subject to the terms and conditions of this Plan of Share Exchange and the Agreement, at the Effective Time, CBIN will acquire all outstanding shares of FFKY Common Stock in accordance with the provisions of KRS 271B.11-020 of the KBCA and Indiana Code 23-1-40-2 of the IBCL, and with the effect provided in KRS 271B.11-060 of the KBCA and Indiana Code B-1-40-6 of the IBCL (the “Share Exchange”). The Share Exchange shall be consummated pursuant to the terms of this Plan of Share Exchange and the Agreement, which have been approved and adopted by the respective Boards of Directors of FFKY and CBIN.

1.2.          Time and Place of Closing. The Closing will take place at 10:00 A.M., local New Albany, Indiana time, on the date on which the Effective Time is to occur (or the immediately preceding day if the Effective Time is to be earlier than 10:00 A.M., local New Albany, Indiana time), or at such other time as the parties, acting through their authorized officers, may mutually agree. The Closing shall be held at such place as may be mutually agreed upon by the Parties.

1.3.          Effective Time. The Share Exchange and other transactions contemplated by this Plan of Share Exchange shall become effective at the time the Articles of Shares Exchange reflecting the Share Exchange shall become effective with the Secretaries of State of Kentucky and Indiana (the “Effective Time”). Subject to the terms and conditions hereof, unless (i) otherwise mutually agreed upon in writing by the chief executive officers of each Party, (ii) this Plan of Share Exchange is terminated pursuant to Article 10 of the Agreement, or (iii) CBIN in its discretion chooses a later Closing Date and Effective Time based upon CBIN’s evaluation of the application to CBIN (if any) of Section 4.4 of the Sarbanes-Oxley Act of 2002, the Parties shall use their reasonable efforts to cause the Effective Time to occur as soon as is reasonably practicable on the date (the “Closing Date”) five (5) days following the last to occur of (a) the effective date of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Share Exchange (taking into account any requisite waiting period in respect thereto), (b) the date on which the shareholders of FFKY approve this Plan of Share Exchange, and (c) the date on which all other conditions precedent (other than those conditions which relate to actions to be taken at the Closing) to each Party’s obligations hereunder shall have been satisfied or waived (to the extent waivable by such Party).

ARTICLE 2

MANNER OF EXCHANGING SHARES

2.1.          Exchange of Shares. Subject to the provisions of this Article 2, at the Effective Time, by virtue of the Share Exchange and without any action on the part of CBIN, FFKY or the shareholders of either, the shares of the constituent Parties shall be exchanged as follows:

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(a)          Each share of CBIN Common Stock (and any Rights with respect to CBIN Common Stock) issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time and shall be unaffected by the Share Exchange;

(b)          Subject to adjustment pursuant to Section 2.1(d) below, each issued and outstanding share of FFKY Common Stock outstanding immediately prior to the Effective Time shall be converted, subject to the provisions of this Article 2, into .153 shares of CBIN Common Stock (the “Exchange Ratio”);

(c)          Dissenting Shares shall not be converted pursuant to Section 2.1(b) hereof in the Share Exchange but, at and after the Effective Time, shall represent only the right to receive payment in accordance with Subtitle 13 of the KBCA. If a holder of Dissenting Shares becomes ineligible for payment under Subtitle 13 of the KBCA, then such holder’s Dissenting Shares shall cease to be Dissenting Shares and shall be exchanged in the manner set forth in Section 2.1(b) hereof effective as of the Effective Time; and

(d)          (i) In the event the Consolidated Net Book Value is less than $13,000,000, the Exchange Ratio shall be reduced by the quotient obtained by dividing the Book Value Shortfall Factor by 5,139,358.

(ii)         In the event the Total Special Assets Gain is less than $3,000,000, the Exchange Ratio shall be reduced by the quotient obtained by dividing the Total Special Assets Shortfall Factor by 5,139,358.

2.2.        Shares Held by FFKY or CBIN. Each of the shares of FFKY Common Stock held by FFKY, any FFKY Subsidiary, CBIN or any CBIN Subsidiary, in each case other than in fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no Common Stock Consideration shall be issued in exchange therefor.

ARTICLE 3

EXCHANGE OF SHARES

3.1.        Exchange of Certificates.

(a)          Exchange Agent. As soon as practicable following the date of this Agreement and in any event not less than three days prior to dissemination of the FFKY Proxy Statement, CBIN shall appoint the Exchange Agent to act as exchange agent for payment of the Common Stock Consideration upon surrender of certificates representing FFKY Common Stock. The Exchange Agent shall also act as the agent for the FFKY shareholders for the purpose of receiving and holding their Certificates and shall obtain no rights or interests in such shares of FFKY Common Stock. Promptly following the Effective Time, CBIN shall deposit with the Exchange Agent, for the benefit of the holders of shares of FFKY Common Stock for exchange in accordance with Article 2 through the Exchange Agent, certificates representing the number of shares of CBIN Common Stock issuable pursuant to Section 2.1(b) hereof in exchange for outstanding shares of FFKY Common Stock (such shares of CBIN Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the “Exchange Fund”). For the purposes of such deposit, the CBIN shall assume that there will not be any fractional shares of CBIN Common Stock issued as part of the Common Stock Consideration. CBIN shall make available to the Exchange Agent, from time to time as needed, cash sufficient to pay cash in lieu of fractional shares in accordance with Section 3.1(e) hereof. The Exchange Agent shall, pursuant to irrevocable instructions, deliver CBIN Common Stock contemplated to be issued pursuant to Section 2.1(b) hereof out of the Exchange Fund. The Exchange Fund may not be used for any other purpose.

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(b)          Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of FFKY Common Stock (such certificates are referred to hereinafter collectively as the “Certificates”) whose shares or options were converted into the right to receive Common Stock Consideration pursuant to Section 2.1(b) hereof, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as CBIN may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for such Person’s portion of the Common Stock Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by CBIN, together with such letter of transmittal, duly completed and executed, and such other documents as may reasonably be required by the Exchange Agent, the Exchange Agent shall effect delivery within five (5) business days to the holder of such Certificate, in exchange therefor, the amount of cash, if any, and the number of whole shares of CBIN Common Stock, if any, into which the aggregate number of shares of FFKY Common Stock previously represented by such Certificate shall have been converted pursuant to Section 2.1(b) hereof, and the Certificate so surrendered shall forthwith be canceled. Thereafter, each such holder who received any CBIN Common Stock shall be treated as a holder of CBIN Common Stock for all purposes under the IBCL and the CBIN’s Articles of Incorporation and Bylaws, in each case as amended. In the event of a transfer of ownership of FFKY Common Stock that is not registered in the transfer records of FFKY, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of CBIN that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 3.1(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the portion of the Consideration into which the shares of FFKY Common Stock theretofore represented by such Certificate have been converted pursuant to Section 2.1(b) hereof. No interest shall be paid or accrued on any cash or stock payable upon surrender of any Certificate.

(c)          Distributions With Respect to Unexchanged Shares. No dividends or other distributions with respect to CBIN Common Stock with a record date on or after the Effective Time shall be paid to the holder of any Certificate formerly representing FFKY Common Stock with respect to the shares of FFKY Common Stock issuable upon surrender thereof, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 3.1(e) hereof, until the surrender of such Certificate in accordance with this Article 3. Subject to applicable Law, following surrender of any such Certificate, there shall be paid to the holder of the Certificate entitled to whole shares of CBIN Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of CBIN Common Stock to which such holder is entitled pursuant to Section 3.1(e) hereof and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of CBIN Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of CBIN Common Stock.

(d)          No Further Ownership Rights in FFKY Common Stock. The Common Stock Consideration paid and/or issued in accordance with the terms of this Article 3 upon conversion of any shares of FFKY Common Stock shall be deemed to have been paid and/or issued in full satisfaction of all rights pertaining to such shares of FFKY Common Stock and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the shares of FFKY Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates formerly representing shares of FFKY Common Stock are presented to the FFKY or the Exchange Agent (or Option Agreements are presented to the FFKY or CBIN) for any reason, they shall be canceled and exchanged as provided in this Article 3.

(e)          No Fractional Shares.

(i)          No certificates or scrip representing fractional shares of CBIN Common Stock shall be issued upon the conversion of FFKY Common Stock pursuant to Section 3.1(a), and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a holder of CBIN Common Stock. For purposes of this Section 3.1(e), all fractional shares to which a single record holder would be entitled shall be aggregated and calculations shall be rounded to three decimal places.

(ii)         In lieu of any such fractional shares, each holder of FFKY Common Stock who would otherwise be entitled to such fractional shares shall be entitled to an amount in cash, without interest, rounded to the nearest cent, equal to the product of (A) the amount of the fractional share interest in a share of CBIN Common Stock to which such holder is entitled under Section 2.1(b) (or would be entitled but for this Section 3.1(e)) and (B) $22.33.

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(f)          Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of FFKY Common Stock on the date that is six months after the Effective Time shall be delivered to CBIN, upon demand, and any holder of FFKY Common Stock who has not theretofore complied with this Article 3 shall thereafter look only to CBIN for payment of its claim for a portion of the Consideration (including any cash in lieu of fractional shares of CBIN Common Stock to which such Person is entitled pursuant to Section 3.1(e)) and any applicable dividends or distributions with respect to any CBIN Common Stock constituting Consideration as provided in Section 3.1(c), in each case, without any interest thereon.

(g)          No Liability. None of FFKY, CBIN or the Exchange Agent shall be liable to any Person in respect of any shares of CBIN Common Stock (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate has not been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Body), any such cash, shares, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable Law, become the property of CBIN, free and clear of all claims or interest of any person previously entitled thereto.

(h)          Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by CBIN, in direct obligations of the U.S. Treasury (or money market funds backed or secured by obligations of the U.S. Treasury) or otherwise with the consent of FFKY (which consent shall not be unreasonably withheld, conditioned or delayed), on a daily basis. Any interest and other income resulting from such investments shall be paid to CBIN.

(i)          Withholding Rights. CBIN and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of FFKY Common Stock pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign tax Law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority, CBIN will be treated as though it withheld an appropriate amount of the type of consideration otherwise payable pursuant to this Agreement to any holder of FFKY Common Stock, sold such consideration for an amount of cash equal to the fair market value of such consideration at the time of such deemed sale and paid such cash proceeds to the appropriate taxing authority.

(j)          Income Tax Treatment. It is intended by the Parties that the Share Exchange qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Subject to any revision to the structure of the transaction as provided under Section 2.4 hereof, the Parties hereto hereby adopt this Plan of Share Exchange as a “plan of reorganization” within the meanings of Sections 1.368-2(g) and 1.368-3(a) of the U.S. Treasury Regulations promulgated under the Code.

ARTICLE 4

MISCELLANEOUS

4.1.          Conditions Precedent. Consummation of the Share Exchange shall be conditioned on the satisfaction of or waiver by CBIN of the conditions precedent to the Share Exchange set forth in Sections 9.1 and 9.2 of the Agreement. Consummation of the Share Exchange by FFKY shall be conditioned on the satisfaction, or waiver by FFKY, of the conditions precedent to the Share Exchange set forth in Sections 9.1 and 9.3 of the Agreement.

4.2.          Termination. This Plan of Share Exchange may be terminated at any time prior to the Effective Time by the Parties as provided in Article 10 of the Agreement.

4.3.          Amendments. To the extent permitted by Law, this Plan of Share Exchange may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties, whether before or after shareholder approval of the Agreement and this Plan of Share Exchange has been obtained; provided, that after any such approval by the holders of FFKY Common Stock, there shall be made no amendment that modifies in any material respect the consideration to be received by the FFKY shareholders.

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4.4.          Assignment. Except as expressly contemplated hereby, neither this Plan of Share Exchange nor the Agreement, nor any of the rights, interests, or obligations hereunder or thereunder shall be assigned by any Party (whether by operation of Law or otherwise) without the prior written consent of the other Parties. Subject to the preceding sentence, the Agreement and this Plan of Share Exchange will be binding upon, inure to the benefit of and be enforceable by, the Parties and their respective successors and assigns.

4.5.          Governing. This Plan of Share Exchange shall be governed by and construed in accordance with the Laws of the State of Indiana, without regard to any applicable conflicts of Laws.

4.6.          Captions. The captions contained in this Plan of Share Exchange are for reference purposes only and are not part of this Plan of Share Exchange.

A-5

Exhibit “B”

AFFILIATE AGREEMENT

Community Bank Shares of Indiana, Inc.

Attention:	James D. Rickard
President and Chief Executive Officer

101 West Spring Street

New Albany, Indiana 47150

Gentlemen:

The undersigned is a shareholder and director of First Financial Service Corporation (“FFKY”), a Kentucky corporation, and is also a director of its subsidiary, First Federal Savings Bank of Elizabethtown (“FFB”). Pursuant to the transactions described in the Agreement and Plan of Share Exchange, dated as of April ___, 2014 (the “Agreement”), by and between FFKY and Community Bank Shares of Indiana, Inc. (“CBIN”), all of the outstanding shares of FFKY Common Stock will be acquired by CBIN pursuant to a statutory share exchange (the “Share Exchange”) for the Common Stock Consideration. This Affiliate Agreement represents an agreement between the undersigned and CBIN regarding certain rights and obligations of the undersigned in connection with the Share Exchange.

In consideration of the benefits the undersigned will receive under the Share Exchange as a shareholder of FFKY and the mutual covenants contained herein, the undersigned and CBIN hereby agree as follows:

1.           Vote on the Share Exchange.

(a)          The undersigned agrees that, at any time the Agreement remains in effect, he or she will vote all shares of FFKY Common Stock that the undersigned owns beneficially or of record in favor of approving the Agreement, unless CBIN is then in breach or default in any material respect as regards any covenant, agreement, representation or warranty as to it contained in the Agreement; provided, however, that nothing in this sentence shall be deemed to require the undersigned to vote any shares of FFKY Common Stock over which he or she has or shares voting power solely in a fiduciary capacity on behalf of any Person other than FFKY, if the undersigned determines, in good faith after consultation and receipt of an opinion of counsel, that such a vote would cause a breach of fiduciary duty to such other Person.

(b)          CBIN acknowledges that the undersigned is not making any agreement pursuant to this Section 1 in his capacity as a director or officer of FFKY and that the undersigned is agreeing to the voting provisions of this Section 1 solely in his or her capacity as the beneficial or record owner of shares of FFKY Common Stock and nothing herein shall limit or in any way affect any actions taken by the undersigned in his or her capacity as a director or officer of FFKY. Nothing herein shall limit or affect FFKY’s rights in connection with the Agreement.

(c)          The obligation of the undersigned pursuant to this Section 1 is subject to the absence of any of the following changes (by amendment, waiver or otherwise) to the Agreement: (i) any decrease in the Common Stock Consideration not contemplated by the Agreement; (ii) any change in the form of the Common Stock Consideration; or (iii) any change in the Agreement or the structure of the transactions contemplated thereby that would, in the judgment of the undersigned, adversely affect the tax consequences to the undersigned from the Agreement.

2.           Restriction on Transfer. The undersigned further agrees that he or she will not, without the prior written consent of CBIN (which consent may be withheld for any reason or no reason), transfer any shares of FFKY Common Stock prior to the Effective Date, except by operation of law, by will, or under the laws of descent and distribution.

3.           Affiliate Status. The undersigned understands and agrees that as to FFKY the undersigned is an “affiliate” (a “FFKY Affiliate”) as defined in Rule 405 of the Rules and Regulations of the SEC under the 1933 Act, and the undersigned anticipates that the undersigned will be such an “affiliate” at the time of the Share Exchange.

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4.          Confidentiality Agreement. The undersigned shall not disclose or use or otherwise exploit (for his own benefit or the benefit of any other Person) at any time, any Confidential Information of which the undersigned became aware while a director or employee of FFKY or FFB, whether or not any such information was developed by him or her. For purposes of this Agreement, “Confidential Information” shall mean all non-public, proprietary information of or respecting FFKY, FFB or any Affiliate, including, without limitation, manner of operations, financial information and customer lists, records and relationships, other than information which, at the time of such disclosure or use, exists in the public domain through no breach or violation by the undersigned of this Affiliate Agreement or the undersigned’s duties or contractual obligations to FFKY or FFB.

5.           Restrictive Covenants.

(a)          Acknowledgments. The undersigned acknowledges that (i) his or her services with FFKY or FFB were of a special, unique and extraordinary character and that his or her position with FFKY or FFB placed him or her in a position of confidence and trust with the customers of FFKY and FFB and allowed him or her access to Confidential Information, (ii) he or she will benefit from the consummation of the transactions contemplated under the Share Exchange, (iii) he or she would not have had significant contact with any FFKY or FFB customers if not for his or her service as a director of FFKY or FFB and the name, reputation and for the goodwill of FFKY or FFB, (iv) the nature and periods of restrictions imposed by the covenants contained in this Section 5 are fair, reasonable and necessary to protect and preserve for CBIN (A) the customer relationships developed by FFKY or FFB through significant time and expense and (B) the benefits of the undersigned’s service with FFKY or FFB, (v) CBIN and its Affiliates would sustain great and irreparable loss and damage if the undersigned were to breach any of such covenants, (vi) CBIN and its Affiliates conduct their business actively in and throughout the entire Territory (as herein defined) and (vii) the Territory is reasonably sized.

(b)         Covenants. Having acknowledged the foregoing, the undersigned covenants and agrees with CBIN that he or she will not, directly or indirectly, from the date hereof through the second anniversary of the Closing Date, engage in any of the following:

(i)          attempt in any manner to cause or otherwise encourage any employee of FFKY, FFB, CBIN or YCB to leave the employ of FFKY, FFB, CBIN or YCB;

(ii)         engage in, own, manage, operate, or control as an officer, director, shareholder, partner, proprietor, employee, agent, consultant, independent contractor or otherwise, any Person which is, at the time engaged in a Competitive Business within the Territory (provided, however, that the undersigned may own, solely as a passive investment, securities of any Person which are traded on a national securities exchange or in the over-the-counter market if the undersigned does not own more than 5% of any class of securities of such Person);

(iii)        solicit, divert, or take away, or attempt to solicit, divert or take away, the business of any of the customers, borrowers or depositors of FFB or YCB, or any prospective customers, borrowers or depositors which were solicited by FFB while the undersigned was a director or executive officer of FFKY or FFB, for the purpose of selling to or servicing for any such customer, borrower or depositor or prospective customer, borrower or depositor any Competitive Business product or service; or

(iv)        cause or attempt to cause any of the foregoing customers, borrowers or depositors or prospective customers, borrowers or depositors to refrain from maintaining or acquiring from or through FFKY, FFB, CBIN or YCB any Business product or service, and will not assist any other Person or Persons to do so.

(c)          Definitions. For purposes of this Agreement,

(i)          the “Territory” shall mean that area comprised of all points in the Kentucky counties of Hardin, Meade, Hart, Nelson, Bullitt and Jefferson. The undersigned shall be prohibited from maintaining a business address within such Territory if he or she is engaged in any of the prohibited activities enumerated in Subsection 6(b)(ii) hereof at such address, and he or she shall also be prohibited from engaging in any of the activities enumerated in Subsection 6(b)(ii) hereof within such Territory even if the undersigned maintains a business or residential address outside said Territory; and

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(ii)         the “Competitive Business” shall mean the business or operations of a bank, thrift, credit union, mortgage bank, industrial bank, finance company or bank holding company either located or doing business within the Territory.

(d)          Injunctive Relief; Invalidity of Any Provision. The undersigned acknowledges that his or her breach of any covenant contained in this Section 5 will result in irreparable injury to CBIN and its Affiliates and that CBIN’s and the Affiliates’ remedy at Law for such a breach will be inadequate. Accordingly, the undersigned agrees and consents that CBIN or any of its Affiliates, in addition to all other remedies available to any of them at Law, shall be entitled to seek both preliminary and permanent injunctions to prevent and/or halt a breach or threatened breach by the undersigned of any covenant contained in this Section 5. If any provision of this Section 5 is invalid in part or in whole, it shall be deemed to have been amended, whether as to time, area covered or otherwise, as and to the extent required for its validity under applicable law and, as so amended, shall be enforceable. The parties further agree to execute all documents necessary to evidence such amendment.

(e)          Rights Cumulative. The rights and remedies of CBIN and its Affiliates under this Section 5 are in addition to, and cumulative of, any other rights and remedies that CBIN and its Affiliates may have by Law with respect to this Agreement. The parties further agree that in the event of a breach by the undersigned of Section 5(b) hereof, the period set forth in Section 5(b) hereof shall not begin until the undersigned permanently ceases his breach thereof.

6.           Termination. Section 1 of this Affiliate Agreement shall terminate upon the earlier to occur of (a) the termination of the Agreement by CBIN or FFKY in accordance with its terms pursuant to Section 10.1 thereof and (b) the Effective Time. All other provisions of this Affiliate Agreement shall terminate upon the termination of the Agreement by CBIN or FFKY in accordance with its terms pursuant to Section 10.1 thereof. Upon termination, this Affiliate Agreement shall have no further force or effect.

7.           Entire Agreement; Modification; Waiver. This Affiliate Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties, whether written or oral. No supplements, modification, or amendment of this Affiliate Agreement shall be binding unless executed in writing by all parties hereto. No waiver of any of the provisions of this Affiliate Agreement will be deemed, or will constitute, a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver. No waiver will be binding unless executed in writing by the party making the waiver.

8.           Successors and Assigns; Assignment. This Affiliate Agreement shall be binding on, and inure to the benefit of, the parties hereto and their respective heirs, executors, legal representatives, successors and assigns; provided, however, that this Affiliate Agreement is intended to be personal to the undersigned and the rights and obligations of the undersigned hereunder may not be assigned or transferred by him.

9.           Governing Law. This Affiliate Agreement is executed and delivered in, and shall be governed by, enforced and interpreted in accordance with the laws of, the State of Indiana without taking into account provisions regarding choice of Law or conflicts of Law, except to the extent certain matters may be governed as a matter of law by federal Law.

10.          Execution in Counterparts. This Affiliate Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same document.

11.          Severability of Provisions. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Affiliate Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

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12.         WAIVER OF JURY TRIAL. The undersigned hereby waives any right to a trial by jury in any action arising hereunder.

13.         Third Party Beneficiaries. Each Affiliate of CBIN shall be deemed to be a third party beneficiary of the rights of CBIN hereunder.

14.         Capitalized Terms. All capitalized terms in this Affiliate Agreement shall have the same meanings as given such terms under the Agreement.

This Affiliate Agreement is executed as of the __ day of __________, 2014.

Very truly yours,

Signature

Printed Name

Address

Telephone Number

AGREED TO AND ACCEPTED as of _____________ __, 2014
COMMUNITY BANK SHARES OF INDIANA, INC.

By:
James D. Rickard
President and Chief Executive Officer

B-4

Exhibit “C”

AFFILIATE AGREEMENT

Community Bank Shares of Indiana, Inc.

Attention:	James D. Rickard
President and Chief Executive Officer

101 West Spring Street

New Albany, Indiana 47150

Gentlemen:

The undersigned is an officer of either First Financial Service Corporation (“FFKY”), a Kentucky corporation, or its subsidiary, First Federal Savings Bank of Elizabethtown (“FFB”). Pursuant to the transactions described in the Agreement and Plan of Share Exchange, dated as of April 21, 2014 (the “Agreement”), by and between FFKY and Community Bank Shares of Indiana, Inc. (“CBIN”), all of the outstanding shares of FFKY Common Stock will be acquired by CBIN pursuant to a statutory share exchange (the “Share Exchange”) for the Common Stock Consideration. This Affiliate Agreement represents an agreement between the undersigned and CBIN regarding certain rights and obligations of the undersigned in connection with the Share Exchange.

In consideration of the benefits the undersigned will receive under the Share Exchange as a shareholder of FFKY, or as an employee of FFKY or FFB, and the mutual covenants contained herein, the undersigned and CBIN hereby agree as follows:

1.           Vote on the Share Exchange.

(a)          The undersigned agrees that, at any time the Agreement remains in effect, he or she will vote all shares of FFKY Common Stock that the undersigned owns beneficially or of record in favor of approving the Agreement, unless CBIN is then in breach or default in any material respect as regards any covenant, agreement, representation or warranty as to it contained in the Agreement; provided, however, that nothing in this sentence shall be deemed to require the undersigned to vote any shares of FFKY Common Stock over which he or she has or shares voting power solely in a fiduciary capacity on behalf of any Person other than FFKY, if the undersigned determines, in good faith after consultation and receipt of an opinion of counsel, that such a vote would cause a breach of fiduciary duty to such other Person.

(b)          CBIN acknowledges that the undersigned is not making any agreement pursuant to this Section 1 in his or her capacity as an officer of FFKY or FFB and that the undersigned is agreeing to the voting provisions of this Section 1 solely in his or her capacity as the beneficial or record owner of shares of FFKY Common Stock and nothing herein shall limit or in any way affect any actions taken by the undersigned in his or her capacity as an officer of FFKY or FFB. Nothing herein shall limit or affect FFKY’s rights in connection with the Agreement.

(c)          The obligation of the undersigned pursuant to this Section 1 is subject to the absence of any of the following changes (by amendment, waiver or otherwise) to the Agreement: (i) any decrease in the Common Stock Consideration not contemplated by the Agreement; (ii) any change in the form of the Common Stock Consideration; or (iii) any change in the Agreement or the structure of the transactions contemplated thereby that would, in the judgment of the undersigned, adversely affect the tax consequences to the undersigned from the Agreement.

2.           Restriction on Transfer. The undersigned further agrees that he or she will not, without the prior written consent of CBIN (which consent may be withheld for any reason or no reason), transfer any shares of FFKY Common Stock prior to the Effective Date, except by operation of law, by will, or under the laws of descent and distribution.

3.           Affiliate Status. The undersigned understands and agrees that as to FFKY the undersigned is an “affiliate” (a “FFKY Affiliate”) as defined in Rule 405 of the Rules and Regulations of the SEC under the 1933 Act, and the undersigned anticipates that the undersigned will be such an “affiliate” at the time of the Share Exchange.

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4.           Confidentiality Agreement. The undersigned shall not disclose or use or otherwise exploit (for his or her own benefit or the benefit of any other Person) at any time, any Confidential Information of which the undersigned became aware while an officer or employee of FFKY or FFB, whether or not any such information was developed by him or her. For purposes of this Agreement, “Confidential Information” shall mean all non-public, proprietary information of or respecting FFKY, FFB or any Affiliate, including, without limitation, manner of operations, financial information and customer lists, records and relationships, other than information which, at the time of such disclosure or use, exists in the public domain through no breach or violation by the undersigned of this Affiliate Agreement or the undersigned’s duties or contractual obligations to FFKY or FFB.

5.           Restrictive Covenants.

(a)         Acknowledgments. The undersigned acknowledges that (i) his or her services with FFKY or FFB were of a special, unique and extraordinary character and that his or her position with FFKY or FFB placed him or her in a position of confidence and trust with the customers of FFKY and FFB and allowed him or her access to Confidential Information, (ii) he or she will benefit from the consummation of the transactions contemplated under the Share Exchange, (iii) he or she would not have had significant contact with any FFKY or FFB customers if not for his or her service as an officer of FFKY or FFB and the name, reputation and for the goodwill of FFKY or FFB, (iv) the nature and periods of restrictions imposed by the covenants contained in this Section 5 are fair, reasonable and necessary to protect and preserve for CBIN (A) the customer relationships developed by FFKY or FFB through significant time and expense and (B) the benefits of the undersigned’s service with FFKY or FFB and (v) CBIN and its Affiliates would sustain great and irreparable loss and damage if the undersigned were to breach any of such covenants.

(b)         Covenants. Having acknowledged the foregoing, the undersigned covenants and agrees with CBIN that he or she will not, directly or indirectly, from the date hereof through the first anniversary of the Closing Date, engage in any of the following:

(i)          attempt in any manner to cause or otherwise encourage any employee of FFKY, FFB, CBIN or YCB to leave the employ of FFKY, FFB, CBIN or YCB;

(ii)         solicit, divert, or take away, or attempt to solicit, divert or take away, the business of any of the customers, borrowers or depositors of FFB or YCB, or any prospective customers, borrowers or depositors which were solicited by FFB while the undersigned was an officer of FFKY or FFB, for the purpose of selling to or servicing for any such customer, borrower or depositor or prospective customer, borrower or depositor any Competitive Business product or service; or

(iii)        cause or attempt to cause any of the foregoing customers, borrowers or depositors or prospective customers, borrowers or depositors to refrain from maintaining or acquiring from or through FFKY, FFB, CBIN or YCB any Business product or service, and will not assist any other Person or Persons to do so.

(c)          Definition. For purposes of this Agreement, the “Competitive Business” shall mean the business or operations of a bank, thrift, credit union, mortgage bank, industrial bank, finance company or bank holding company.

(d)          Injunctive Relief; Invalidity of Any Provision. The undersigned acknowledges that his or her breach of any covenant contained in this Section 5 will result in irreparable injury to CBIN and its Affiliates and that CBIN’s and the Affiliates’ remedy at Law for such a breach will be inadequate. Accordingly, the undersigned agrees and consents that CBIN or any of its Affiliates, in addition to all other remedies available to any of them at Law, shall be entitled to seek both preliminary and permanent injunctions to prevent and/or halt a breach or threatened breach by the undersigned of any covenant contained in this Section 5. If any provision of this Section 5 is invalid in part or in whole, it shall be deemed to have been amended, whether as to time, area covered or otherwise, as and to the extent required for its validity under applicable law and, as so amended, shall be enforceable. The parties further agree to execute all documents necessary to evidence such amendment.

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(e)          Rights Cumulative. The rights and remedies of CBIN and its Affiliates under this Section 5 are in addition to, and cumulative of, any other rights and remedies that CBIN and its Affiliates may have by Law with respect to this Agreement. The parties further agree that in the event of a breach by the undersigned of Section 5(b) hereof, the period set forth in Section 5(b) hereof shall not begin until the undersigned permanently ceases his breach thereof.

6.           Termination. Section 1 of this Affiliate Agreement shall terminate upon the earlier to occur of (a) the termination of the Agreement by CBIN or FFKY in accordance with its terms pursuant to Section 10.1 thereof and (b) the Effective Time. All other provisions of this Affiliate Agreement shall terminate upon the termination of the Agreement by CBIN or FFKY in accordance with its terms pursuant to Section 10.1 thereof. Upon termination, this Affiliate Agreement shall have no further force or effect.

7.           Entire Agreement; Modification; Waiver. This Affiliate Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties, whether written or oral. No supplements, modification, or amendment of this Affiliate Agreement shall be binding unless executed in writing by all parties hereto. No waiver of any of the provisions of this Affiliate Agreement will be deemed, or will constitute, a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver. No waiver will be binding unless executed in writing by the party making the waiver.

8.           Successors and Assigns; Assignment. This Affiliate Agreement shall be binding on, and inure to the benefit of, the parties hereto and their respective heirs, executors, legal representatives, successors and assigns; provided, however, that this Affiliate Agreement is intended to be personal to the undersigned and the rights and obligations of the undersigned hereunder may not be assigned or transferred by him.

9.           Governing Law. This Affiliate Agreement is executed and delivered in, and shall be governed by, enforced and interpreted in accordance with the laws of, the State of Indiana without taking into account provisions regarding choice of Law or conflicts of Law, except to the extent certain matters may be governed as a matter of law by federal Law.

10.          Execution in Counterparts. This Affiliate Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same document.

11.          Severability of Provisions. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Affiliate Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

12.          WAIVER OF JURY TRIAL. The undersigned hereby waives any right to a trial by jury in any action arising hereunder.

13.          Third Party Beneficiaries. Each Affiliate of CBIN shall be deemed to be a third party beneficiary of the rights of CBIN hereunder.

14.          Capitalized Terms. All capitalized terms in this Affiliate Agreement shall have the same meanings as given such terms under the Agreement.

This Affiliate Agreement is executed as of the __ day of __________, 2014.

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Very truly yours,

Signature

Printed Name

Address

Telephone Number

AGREED TO AND ACCEPTED as of _____________ __, 2014
COMMUNITY BANK SHARES OF INDIANA, INC.

By:
James D. Rickard
President and Chief Executive Officer

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EXHIBIT “D”

matters as to which Frost brown todd llc will opine

Capitalized terms used in this Exhibit shall have the respective meanings set forth in the Agreement.

1.          FFKY is a corporation validly existing under the Laws of the Commonwealth of Kentucky.

2.          FFB is a Kentucky banking corporation validly existing under the Laws of the Commonwealth of Kentucky and the Laws of the United States with corporate power and authority to conduct its business and to own and use its Assets, and its deposits are insured with the FDIC.

3.          FFKY’s authorized capital stock consists of (i) 35,000,000 shares of FFKY Common Stock, and (ii) 5,000,000 shares of FFKY Preferred Stock, and to our Knowledge, 5,139,358 shares of FFKY Common Stock are outstanding as of the Closing Date and 20,000 shares of FFKY Preferred Stock are outstanding as of the Closing Date. FFB’s authorized capital stock consists of ______ shares of FFB Common Stock, and to our knowledge _____ shares are issued and outstanding as of the Closing Date and owned by FFKY. To our Knowledge, the outstanding shares of FFKY Common Stock and FFB Common Stock have been duly authorized and validly issued, were not issued in violation of any statutory preemptive rights of shareholders, and are fully paid and nonassessable. To our Knowledge, there are no Rights obligating FFKY or FFB to issue or acquire any of their respective equity securities.

4.          The execution and delivery by FFKY of the Agreement does not, and if FFKY were now to perform its obligations under the Agreement, such performance would not, to our Knowledge, result in any material breach of, or default or acceleration under, any Contract or Order to which FFKY is a party or by which FFKY is bound.

5.          The Agreement has been duly and validly executed and delivered by FFKY and, assuming valid authorization, execution and delivery of the Agreement by CBIN, constitutes a valid and binding agreement of FFKY, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally.

The foregoing opinions may expressly rely on statements of government officials, representatives of FFKY, and third parties that provide services to FFKY which would have knowledge of such matters.

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exhibit “E”

matters as to which stoll keenon ogden pllc will opine

Capitalized terms used in this Exhibit shall have the respective meanings set forth in the Agreement.

1.          CBIN is a bank holding company existing and in good standing under the Laws of the State of Indiana with corporate power and authority to conduct its business and to own and use its Assets.

2.          The execution and delivery by CBIN of the Agreement do not, and if CBIN was now to perform its obligations under the Agreement such performance would not, violate or contravene any provision of the Articles of Incorporation or Bylaws of CBIN or, to our Knowledge, result in any material breach of, or default or acceleration under, any Contract or Order to which CBIN is a party or by which it is bound.

3.          The Agreement has been duly and validly executed and delivered by CBIN and, assuming valid authorization, execution and delivery of the Agreement by FFKY, constitutes a valid and binding agreement of CBIN enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; provided, however, that we express no opinion as to the availability of the equitable remedy of specific performance.

4.          CBIN’s authorized capital stock consists of (i) 5,000,000 shares of blank check preferred stock, of which to our Knowledge 28,000 shares of CBIN Preferred Stock are outstanding as of the Closing Date, and (ii) and 10,000,000 shares of CBIN Common Stock, of which to our Knowledge shares are outstanding as of the Closing Date. To our Knowledge, the outstanding shares of CBIN Common Stock and Preferred Stock have been duly authorized and validly issued, were not issued in violation of any statutory preemptive rights of shareholders and are fully paid and nonassessable.

5.          The shares of CBIN Common Stock to be issued to the shareholders of FFKY as contemplated in the Agreement have been registered under the 1933 Act, and when issued and delivered following consummation of the Share Exchange will be fully paid and nonassessable under the IBCL.

The foregoing opinions may expressly rely on statements of government officials, representatives of CBIN and third parties that provide services to CBIN which would have knowledge of such matters.

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